Exhibit 10.8

LEASE

BLANCHARD WOODS

78 Blanchard Road, Burlington, Massachusetts

Premises: Approximately 6,138 rentable square feet of space on the third (3rd) floor of the Building Tenant: Eledon Pharmaceuticals, Inc.

T A B L E O F C O N T E N T S

1.
BASIC LEASE PROVISIONS 1
1.1
INTRODUCTION 1
1.2
BASIC DATA AND DEFINITIONS. 1
2.
DEMISING OF PREMISES, TERM, OPTIONS 2
2.1
DEMISE OF PREMISES. 2
2.2
APPURTENANT RIGHTS AND RESERVATIONS. 2
2.3
TERM. 3
3.
RENT
3.1
FIXED RENT. 3
3.3
LATE PAYMENT. 4
4.
USE OF PREMISES; ALTERATIONS 4
4.1
PERMITTED USE 4
4.2
ALTERATIONS. 5
5.
ASSIGNMENT AND SUBLETTING 6
5.1
GENERALLY 6
5.2
REIMBURSEMENT, RECAPTURE AND EXCESS RENT. 8
5.3
CERTAIN TRANSFERS. 10
6.
CONDITION OF PREMISES AND RESPONSIBILITY FOR REPAIRS 10
6.1
CONDITION OF PREMISES 10
6.2
TENANT’S IMPROVEMENTS 11
6.3
REPAIRS TO BE MADE BY LANDLORD 12
6.4
MAINTENANCE AND REPAIRS TO BE MADE BY TENANT. 13
6.5
FLOOR LOAD - HEAVY MACHINERY; OCCUPANT DENSITY 13
7.
SERVICES; UTILITY CHARGES 14
7.1
LANDLORD’S SERVICES. 14
7.2
UTILITY SERVICES AND CHARGES 15
7.3
ELECTRICAL SERVICE AND ELECTRICAL CHARGE. 16
8.
ADDITIONAL RENT FOR TAXES AND OPERATING EXPENSES 17
8.1
TENANT’S PAYMENT OF ITS SHARE OF REAL ESTATE TAXES 17
8.2
TENANT’S PAYMENT OF ITS SHARE OF OPERATING EXPENSES. 18
9.
INDEMNITY AND INSURANCE 21
9.1
INDEMNITY 21
9.2
INSURANCE. 22
9.3
TENANT’S RISK 23
9.4
INJURY CAUSED BY THIRD PARTIES 23

Exhibit 10.8

10.
LANDLORD’S ACCESS TO PREMISES 24
10.1
LANDLORD’S RIGHT OF ACCESS. 24
10.2
EXHIBITION OF SPACE TO PROSPECTIVE TENANTS 24
10.3
KEYS. 24
11.
FIRE, EMINENT DOMAIN, ETC 24
11.1
FIRE OR OTHER CASUALTY 24
11.2
EMINENT DOMAIN 25
12.
DEFAULT 26
12.1
TENANT’S DEFAULT 26
12.2
REMEDIES 27
12.3
INTEREST ON LATE PAYMENTS 28
12.4
LANDLORD’S DEFAULT. 28
12.5
COSTS OF ENFORCEMENT. 29
12.6
BANKRUPTCY AND INSOLVENCY 29
13.
MISCELLANEOUS PROVISIONS 30
13.1
EXTRA HAZARDOUS USE 30
13.2
CONTROLLED SUBSTANCES 30
13.3
WAIVER 31
13.4
COVENANT OF QUIET ENJOYMENT. 31
13.5
LANDLORD’S LIABILITY 31
13.6
NOTICE TO MORTGAGEE AND GROUND LESSOR 32
13.7
ASSIGNMENT OF RENTS. 32
13.8
MECHANIC’S LIENS. 33
13.9
NO BROKERAGE. 33
13.10
INVALIDITY OF PARTICULAR PROVISIONS. 33
13.11
PROVISIONS BINDING, ETC 33
13.12
RECORDING 34
13.13
NOTICES 34
13.14
WHEN LEASE BECOMES BINDING 34
13.15
PARAGRAPH HEADINGS. 34
13.16
RIGHTS OF MORTGAGEE. 34
13.17
STATUS REPORT. 35
13.18
TENANT’S FINANCIAL CONDITION 36
13.19
ADDITIONAL REMEDIES OF LANDLORD; SURVIVAL. 36
13.20
WAIVER OF COUNTERCLAIMS. 36
13.21
CONSENTS 36
13.22
HOLDING OVER 36
13.23
NON-SUBROGATION 37
13.24
ENVIRONMENTAL HAZARDS. 37
13.25
SECURITY DEPOSIT. 38
13.26
GOVERNING LAW. 39
13.27
SUBSTITUTION OF OTHER PREMISES. 39
13.28
SECURITY MEASURES 39
13.29
EASEMENTS 39
13.30
CHANGES TO PROPERTY 40
13.31
INCORPORATION OF PRIOR AGREEMENTS 40
13.32
AMENDMENTS 40
13.33
COVENANTS 40

Exhibit 10.8

13.34
AUCTIONS. 40
13.35
MERGER 41
13.36
AUTHORITY 41
13.37
RELATIONSHIP OF PARTIES 41
13.38
RIGHT TO LEASE 41
13.39
CONFIDENTIALITY 41
13.40
OFAC CERTIFICATION AND INDEMNITY 41
13.41
WAIVER OF JURY TRIAL. 42

Exhibit 10.8

LEASE

BLANCHARD WOODS

This Lease, by and between Landlord and the Tenant (as defined below), relates to the space in the building (the “Building”) known as 78 Blanchard Road of Blanchard Woods (the “Office Park”), in Burlington, Middlesex County, Massachusetts, with an address at 78 Blanchard Road Burlington, Massachusetts. The term “Lot” shall mean the parcel of land on which the Building is located; and the term “Property” shall mean the Lot and all improvements thereon from time to time, including the Building.

The parties to this Lease hereby agree with each other as follows:

1.
BASIC LEASE PROVISIONS
1.1.
INTRODUCTION.

As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease and, where appropriate, constitutes definitions of certain terms used in this Lease.

1.2.
BASIC DATA AND DEFINITIONS.

Lease Date: 9/4/2024, 2024.

Landlord: BLANCHARD GROUP LLC

Present Mailing Address of Landlord:

c/o Duffy Properties LLC

465 Waverley Oaks Road, Suite 500

Waltham, MA 02452

Tenant: Eledon Pharmaceuticals, Inc. a Delaware corporation.

Present Mailing Address of Tenant: 19900 MacArthur Blvd., Suite 550, Irvine, CA 92612 Term or original Term: Three (3) years (plus the partial month, if any, immediately following the Commencement Date).

Scheduled Commencement Date: November 21, 2024.

Fixed Rent:	Lease Year	PSF	Annual Fixed Rent	Monthly Installment
	1	$32.50	$199,485.00	$16,623.75
	2	$33.48	$205,500.24	$17,125.02
	3	$34.48	$211,638.24	$17,636.52

Electrical Charge: Tenant electric will be separately metered and billed directly to Tenant in accordance with Section 7 below.

Premises: The portion of the Building (as defined above) located on the third (3rd) floor, Suite 304, and shown as outlined on Exhibit A attached hereto.

Rentable Floor Area of the Premises: Approximately 6,138 rentable square feet.

Exhibit 10.8

Rentable Floor Area of the Building: Approximately 113,160 rentable square feet.

Permitted Use: First-class office space and ancillary office uses substantially associated with Tenant’s research and development business, and no other use.

Security Deposit Amount: $34,250.04.

Brokers: Savills (Tenant) and Colliers (Landlord).

Tax Base: The Taxes for Tax Year 2025 (the fiscal year ending June 30, 2025), as provided in Section 8.1.

Base Operating Expenses: The Operating Expenses for Operating Year 2025 (currently the calendar year ending December 31, 2025), as provided in Section 8.2.

2.
DEMISING OF PREMISES, TERM, OPTIONS
2.1.
DEMISE OF PREMISES.
2.1.1.
Landlord hereby demises and leases to Tenant, and Tenant hereby accepts from Landlord, the Premises, subject to the terms and conditions of this Lease.
2.1.2.
For the purposes of this Lease, it is agreed that the Rentable Floor Area of the Premises shall be as stated in Section 1.2 above, and the Rentable Floor Area of the Building shall be as stated in Section 1.2 above. Landlord shall have the right to adjust the Rentable Floor Area of the Premises or the Building, from time to time, based on a remeasurement of same or on changes to the physical size of the Building or rentable area(s) thereof. In the event such remeasurement reflects that the stated Rentable Floor Area of the Premises set forth herein is different from as stated in Section 1.2 above, the parties hereto shall thereafter adjust the Fixed Rent, and any other charges, expenses or benefits based thereon to reflect the correct measurement.
2.2.
APPURTENANT RIGHTS AND RESERVATIONS.
2.2.1.
Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use and to permit its invitees to use in common with others, public or common lobbies, hallways, stairways, passenger elevators and sanitary facilities in the Building necessary for Tenant’s use and occupancy of the Premises, and (as provided in the next subsection) the parking facilities serving the Building. Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice, provided that the same do not materially and adversely conflict with the terms and conditions of this Lease, and shall be subject to the right of Landlord to designate and change from time to time areas and facilities to be so used.
2.2.2.
Tenant shall also have, as appurtenant to the Premises and at no additional cost to Tenant, the nonexclusive right to use, and permit its employees and invitees to use, in common with others, on a first come, first serve basis, the open parking facilities serving the Building (excepting those spaces now or hereafter designated by Landlord as being for the exclusive use of others). Such parking rights shall be subject to the right of Landlord to limit the number of parking spaces available to Tenant, its employees and invitees, where the use of the same exceeds, in Landlord’s commercially reasonable judgment, the ratio of approximately three (3) spaces per 1,000 square feet of the Rentable Floor Area of the Premises.
2.2.3.
Excepted and excluded from the Premises are the roof and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are not excluded from the Premises and are a part thereof for all purposes; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to not substantially interfere with Tenant’s use of the Premises subject to Landlord’s notice and opportunity to cure) utility lines, pipes and the like to serve premises other than the Premises, and to replace and maintain and repair such utility lines, pipes and the like in, over and upon the Premises.

Exhibit 10.8

2.2.4.
During the hours of 8:00 A.M. to 6:00 P.M., Monday through Friday, legal holidays (both federal and state) in all cases excepted (“Normal Building Operating Hours”), the Building shall be open and access to the Premises shall be freely available, subject to interruption due to causes beyond Landlord’s reasonable control. During periods other than Normal Building Operating Hours, Landlord shall provide means of access to the Premises, subject to commercially reasonable security restrictions on such access, such as card access systems as well as causes beyond Landlord’s control including, without limitation, inclement weather. Access to the Premises during Normal Building Operating Hours and at other times shall always be subject to reasonable rules and regulations therefor from time to time established by Landlord by suitable notice, provided that the same do not materially and adversely conflict with the terms and conditions of this Lease. Tenant acknowledges that, in all events, Tenant is responsible for providing security to the Premises and its own personnel, and Tenant shall indemnify, defend with counsel of Landlord’s selection, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building by reason of the act of any intruder or any other person in or about the Premises or the Building, provided the same does not arise from the gross negligence or willful misconduct of Landlord or its employees, agents or contractors or from Landlord’s breach of this Lease subject to Landlord’s receipt of written notice of such breach with an opportunity to cure.
2.3.
TERM.
2.3.1.
Subject to the conditions herein stated, Tenant shall hold the Premises for the Term (as defined in Section 1.2) commencing on the Commencement Date (as defined below) and expiring at midnight of the last day of the Term, unless sooner terminated as provided herein.
2.3.2.
The term “Commencement Date” shall mean November 21, 2024.
3.
RENT
3.1.
FIXED RENT.
3.1.1.
Tenant agrees to pay to Landlord, without offset or deduction, except as otherwise specifically set forth herein, and without previous demand therefor, annual Fixed Rent during each Lease Year (as defined below) of the Term. The annual Fixed Rent during the original Term shall be as provided in Section 1.2 above.
3.1.2.
All such annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term, commencing on the Commencement Date, to Landlord, or as directed by Landlord, at the Present Mailing Address of Landlord (as set forth in Section 1.2) or at the address from time to time designated by Landlord. Notwithstanding the foregoing, Tenant shall pay the first monthly installment of Fixed Rent on the date that Tenant executes and delivers this Lease.

3.1.3.
Fixed Rent for any partial month shall be paid by Tenant on a pro rata basis, and if the Commencement Date occurs on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be a payment equal to a proportionate part of such monthly Fixed Rent for the partial month from such date to the first day of the succeeding calendar month, and the monthly Fixed Rent for such succeeding calendar month.
3.1.4.
For the purposes of this Lease, “Lease Year” shall mean each successive 12-month period included in whole or in part in the Term of this Lease; the first Lease Year beginning on the Commencement Date and ending at midnight on the day before the first anniversary of the Commencement Date (provided that if the Commencement Date is not the first day of a calendar month, the first Lease Year shall end at midnight on the last day of the calendar month which includes the first anniversary of the Commencement Date). If the first Lease Year of the Term shall be greater than one full calendar year, the annual Fixed Rent for such Lease Year shall be increased proportionately to the greater length of such Lease Year.
3.1.5.
Notwithstanding the fact that the amounts of Fixed Rent set forth in this Lease were or may have been determined with reference to the floor area of the Premises, said amounts as set forth above are

Exhibit 10.8

stipulated to be the amounts of Fixed Rent due hereunder, whether or not the actual floor area of the Premises are in fact more or less than the floor area figures used to determine said Fixed Rent.
3.2.
LATE PAYMENT.

If any Fixed Rent, additional rent or any other payments due hereunder from Tenant are not paid within 5 days of the due date thereof, Tenant shall be charged a late fee of $250.00 for each late payment for each month or portion thereof that said payment remains outstanding. Said late fee shall be payable in addition to and not in exclusion of any other remedies of Landlord on account of such late payments, including without limitation the obligation to pay interest on late payments, as provided in Section 12.3. Notwithstanding the foregoing, however, Landlord shall grant Tenant up to two (2) instances during the initial Lease term where any late fee shall be waived in the case of Base Rent payments arriving late due to being lost in the mail, clerical error or some other unforeseeable event so long as payment is received by Landlord within ten (10) days of the due date thereof.

4.
USE OF PREMISES; ALTERATIONS
4.1.
PERMITTED USE.
4.1.1.
Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Use, as provided in Section 1.2 of this Lease, and for no other purpose or purposes.
4.1.2.
Tenant further covenants and agrees to conform to the following provisions during the entire Lease Term:
(a)
Tenant shall cause all freight (including furniture, fixtures and equipment used by Tenant in the occupancy of the Premises) to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor and Landlord may require that such deliveries or removals be undertaken during periods other than Normal Building Operating Hours.
(b)
Tenant shall not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any sign, symbol, free-standing sign or advertisement or the like visible to public view outside of the Premises except as provided in the next paragraph.

Notwithstanding the foregoing, Tenant may, at Tenant’s sole expense, locate and affix a sign at the entrance door to the Premises of the type commonly and customarily found in first-class office buildings (but not a free-standing sign) for the purpose of identifying and locating the Premises, which sign and location shall be subject to the prior approval of Landlord. Where Landlord establishes reasonable standards for such signs, Tenant agrees to conform to the same and to submit for Landlord’s prior approval, such approval not unreasonably to be withheld, a plan or sketch of the sign to be placed on or about such entry door and location thereof. Without limitation, lettering on windows and window displays are expressly prohibited. Landlord shall also provide Tenant with a listing on the Building’s main tenant directory.

(c)
Tenant shall not perform any act or any practice which may injure the Premises, or any other part of the Building or the Property, or cause any offensive odors or loud noise, or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building, or be detrimental to the reputation or appearance of the Building, and Tenant shall permit no waste with respect to the Premises or the Property.
(d)
Tenant shall conduct Tenant’s business in the Premises in such a manner that Tenant’s invitees shall not collect, line up or linger in the lobby or corridors of the Building, but shall be entirely accommodated within the Premises.
(e)
Tenant shall comply and shall cause all employees to comply with all commercially reasonable rules and regulations from time to time established by Landlord by suitable notice, provided the same do not materially and adversely conflict with the terms of this Lease, including without limitation the current rules and regulations, a copy of which are attached hereto as Exhibit B. Landlord shall not, however, be responsible for the noncompliance of any such rules and regulations by any other tenant or occupant provided that Landlord has knowledge of and uses commercially reasonable efforts to request compliance with the same.
(f)
Tenant shall, at Tenant’s sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the reasonable recommendations of Landlord’s engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into

Exhibit 10.8

effect during the Lease Term relating in any manner to the Premises or the occupation and use by Tenant of the Premises (“Laws and Restrictions”); provided, however, that Tenant shall not be required to make any alterations to the Premises to comply with Laws and Regulations unless such alterations are required because (i) Tenant’s use or occupancy of the Premises for any purposes other than general office use or (ii) any Alterations (as defined below) made to the Premises by Tenant.
4.2.
ALTERATIONS.

Tenant shall not make any alterations, improvements, additions, utility installations or repairs (collectively referred to as “Alterations” or singly as an “Alteration”) to the Premises, except in accordance with this Section 4.2 and with the prior written consent of Landlord, which Landlord agrees not unreasonably to withhold, condition or delay as to nonstructural Alterations (nonstructural Alterations being those that do not affect the Building’s structure, roof, exterior or mechanical, electrical, plumbing, life safety or other Building systems or architectural design, character or use of the Building or Premises); provided, however, that Landlord’s consent shall not be required for any cosmetic, nonstructural Alterations that do not cost in excess of $10,000.00 in the aggregate in any rolling twelve (12) month period so long as Tenant gives Landlord at least ten (10) days prior written notice of such cosmetic, nonstructural Alterations which shall include, without limitation, a detailed description of such project. Without limiting any of the terms hereof, Landlord will not approve any Alterations requiring unusual expense to readapt the Premises to normal office use on lease termination or materially increasing the cost of maintenance, insurance or taxes on the Building or of Landlord’s services to the Premises, unless Tenant first gives assurances or security acceptable to Landlord that such re-adaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. All Alterations requiring Landlord’s consent made by Tenant shall be made in accordance with plans and specifications which have been approved in writing by the Landlord, pursuant to a duly issued permit, if applicable, and in accordance with all Laws and Restrictions, the provisions of this Lease and in a good and first-class workmanlike manner using new materials of same or better quality as base building standard materials, finishes and colors, free of all liens and encumbrances. All Alterations shall be performed by a contractor or contractors selected by Tenant and approved in writing by Landlord which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay to Landlord a fee equal to five percent (5%) of the cost of any such Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans therefor and in monitoring the construction of the Alterations. Subject to Section 4.1.2(f) above, if, as a result of any Alterations made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other Laws and Restrictions and such compliance requires Landlord to make any improvement or Alteration to any portion of the Building, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant, the entire cost of any improvement or alteration Landlord is obligated to complete by such law or regulation. Tenant agrees to obtain or cause its contractor(s) to obtain, prior to the commencement of any work or Alterations, “builder’s all risk” insurance in an amount and with such coverages approved by Landlord and worker’s compensation insurance in the statutorily required amount(s) and evidence of all such insurance shall be furnished to Landlord prior to the performance by such contractor(s) or person(s) of any work in respect of the Premises. Landlord shall have the right to stop any work not being performed in conformance with this Lease, and, at its option, may repair or remove non-conforming work at the expense of Tenant. Tenant hereby indemnifies and holds Landlord harmless from and against any liens, encumbrances and violations of Laws and Restrictions related to such Alterations. The filing of any lien or encumbrance, or the violation of Laws and Restrictions in connection with such Alterations, shall constitute a default hereunder. The repair and indemnity obligations of Tenant hereunder, including Tenant’s obligations to repay Landlord the cost of repairing or removing Alterations, shall survive the termination of this Lease. All Alterations performed by Tenant in the Premises shall remain therein (unless Landlord directs Tenant to remove the same on termination or expiration of this Lease, provided that Landlord notified Tenant at the time of giving its consent that Tenant would be required to remove the same) and, at termination or expiration, shall be surrendered as a part thereof, except for Tenant’s usual trade furniture and equipment, if movable, installed prior to or during the Lease term at Tenant’s cost, which trade furniture and equipment Tenant shall remove in their entirety prior to the termination or expiration of this Lease, provided that if Tenant is then in default hereunder, Landlord may direct that no such trade fixtures, furniture and equipment be removed. Tenant agrees to repair any and all damage to the Premises resulting from such removal (including removal of Tenant’s Alterations directed by Landlord) or, if Landlord so elects, to pay Landlord for the cost of any such repairs forthwith after billing therefor.

5.
ASSIGNMENT AND SUBLETTING

Exhibit 10.8

5.1.
GENERALLY.
5.1.1.
Notwithstanding any other provisions of this Lease, Tenant covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of any concessions, licenses, occupancy rights, management arrangements and the like) the whole or any part of the Premises without, in each instance, having first received the express, written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. A change in Tenant’s name shall not constitute an assignment or sublease hereunder, provided Tenant notifies Landlord in writing of such name change prior to making such change. Tenant shall not collaterally assign this Lease (or any portion thereof) or permit any assignment of this Lease by mortgage, other encumbrance or operation of law.
5.1.2.
Without limitation, it shall not be unreasonable for Landlord to withhold such approval from any assignment or subletting where, in Landlord’s opinion: (a) the proposed assignee or sublessee does not have a financial standing and credit rating reasonably acceptable to Landlord; (b) the proposed assignee or sublessee does not have a good reputation in the community; (c) the business in which the proposed assignee or sublessee is engaged could detract from the Building, its value or the costs of ownership thereof; (d) Intentionally omitted; (e) the proposed sublessee or assignee is a current tenant (and Landlord has space available to meet the demands of such tenant) or a prospective tenant of the Building or of the Office Park with whom Landlord has been negotiating within the prior nine (9) months; (f) the use of the Premises by any sublessee or assignee (even though a Permitted Use) is not substantially similar to Tenant’s use or violates any use restriction granted by Landlord in any other lease or would otherwise cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party (Tenant is advised that the Landlord has granted another fourth (4th) floor tenant in the Building who is a Wealth Management Firm (herein after defined) exclusive rights restricting the leasing, assignment of any lease, or subletting to another tenant within the Building to operate a Wealth Management Firm, a “Wealth Management Firm” as used herein shall be defined as a firm that provides as its primary and principal business retail wealth management services to the general public but it shall not include, by way of example and not limitation, lawyers or law firms that provide trustee or wealth management services as part of, for example, its larger trust and estates practice; accountants or accounting firms that provide wealth management services as part of, for example, its general accounting, trust, tax and estate planning services; commercial pension fund managers that do not have as part of its principal use a retail wealth management focus; commercial asset management or hedge fund firms that do not have as part of its principal use a retail wealth management focus; tax preparation firms; and the like; (g) if such assignment or subleasing is not approved of by the holder of any mortgage on the Property (if such approval is required); (h) a proposed assignee’s or subtenant’s business will impose a commercially unreasonable burden on the Property’s parking facilities, elevators, common areas, facilities, or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment; (i) any guarantor of this Lease refuses to consent to the proposed transfer or to execute a written agreement reaffirming the guaranty, unless such guarantor has been replaced with a guarantor approved by Landlord; (j) Tenant is in default of any of its obligations under the Lease beyond all applicable notice and cure periods at the time of the request or at the time of the proposed assignment or sublease; (k) if requested by Landlord, the assignee or subtenant refuses to sign a commercially reasonable non-disturbance and attornment agreement in favor of Landlord’s lender; (l) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (m) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Property; (n) the assignment or sublease will result in there being more than one subtenant of the Premises (e.g., the assignee or subtenant intends to use the Premises as an executive suite); or (o) the assignee or subtenant is a governmental or quasi- governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency. Landlord may condition its consent upon such assignee or sublessee depositing with Landlord such additional security as Landlord may reasonably require to assure the performance and observance of the obligations of such party to Landlord. In no event, however, shall Tenant assign this Lease or sublet the whole or any part of the Premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been

Exhibit 10.8

made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee’s or sublessee’s property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

5.1.3.
Any request by Tenant for such consent shall set forth or be accompanied by, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, a signed copy of all assignment and sublease documents, and clearly stating the rent or any other consideration to be paid in respect thereto; and such request shall be treated as Tenant’s warranty in respect of the information submitted therewith. Tenant’s request shall not be deemed complete or submitted until all of the foregoing information has been received by Landlord. Landlord shall respond to such request for consent within forty-five (45) days following Landlord’s receipt of all information, documentation and security required by Landlord with respect to such proposed sublease or assignment.
5.1.4.
The foregoing restrictions shall be binding on any assignee or sublessee to which Landlord has consented, provided, notwithstanding anything else contained in this Lease, Landlord’s consent to any further assignment, subleasing or any sub-subleasing by any approved assignee or sublessee may be withheld by Landlord at Landlord’s sole and absolute discretion.
5.1.5.
Consent by Landlord to any assignment or subleasing (other than a Permitted Transfer) shall not include consent to the assignment or transferring of any lease renewal, extension or other option, first offer, first refusal or other rights granted hereunder, or any special privileges or extra services granted to tenant by separate agreement (written or oral), or by addendum or amendment of the Lease.
5.1.6.
In the case of any assignment of this Lease or subletting of the Premises, the Tenant named herein shall be and remain fully and primarily liable for the obligations of Tenant hereunder, notwithstanding such assignment or subletting, including, without limitation, the obligation to pay the Fixed Rent and other amounts provided under this Lease, and the Tenant shall be deemed to have waived all suretyship defenses.
5.1.7.
In addition to the foregoing, it shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee agrees directly with Landlord, in a commercially reasonable form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the obligation to pay Fixed Rent and other amounts provided for under this Lease, the covenant regarding use and the covenant against further assignment and subletting.
5.2.
REIMBURSEMENT, RECAPTURE AND EXCESS RENT.
5.2.1.
Tenant shall, upon demand, reimburse Landlord for the reasonable fees and expenses (including legal and administrative fees and costs) incurred by Landlord in processing any request to assign this Lease or to sublet all or any portion of the Premises in an amount not to exceed $3,000.00, whether or not Landlord agrees thereto, and if Tenant shall fail promptly so to reimburse Landlord, the same shall be a default in Tenant’s monetary obligations under this Lease subject to the applicable grace and cure period set forth in Section 12.1(b).
5.2.2.
If Tenant requests Landlord’s consent to assign this Lease or sublet (or otherwise grant occupancy rights in and to) more than fifty percent (50%) of the Premises, Landlord shall have the option, exercisable by written notice to Tenant given within twenty (20) days after Landlord’s receipt of Tenant’s completed request, to terminate this Lease as of the date specified in such notice, which shall

Exhibit 10.8

not be less than thirty (30) nor more than one hundred twenty (120) days after the date of such notice, as to the entire Premises in the case of a proposed assignment or subletting of the whole Premises, and as to the portion of the Premises to be sublet in the case of a subletting of a portion. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in Section 4.2 at the end of the Term and thereafter, to the extent necessary in Landlord’s judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises (or portion thereof) so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Fixed Rent and the Rentable Floor Area of the Premises shall be adjusted according to the extent of the Premises for which the Lease is terminated.
5.2.3.
Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion’s pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant’s receipt of, in the case of an assignment, fifty percent (50%) of the consideration (or the cash equivalent thereof) therefor and in the case of a subletting, fifty percent (50%) of any such excess rent. For the purposes of this subsection, the term “rent” shall mean all Fixed Rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises including, without limitation, key money, or bonus money paid by the assignee or subtenant to Tenant in connection with such transaction and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant in connection with any such transaction, but shall exclude any separate payments by Tenant for reasonable attorney’s fees and broker’s commissions in connection with such assignment or subletting. In addition, in no event shall Landlord be entitled to any portion of any consideration paid by an assignee or transferee for the acquisition of the business of Tenant.
5.2.4.
If the Premises or any part thereof are sublet by Tenant, following the occurrence of a default which has continued beyond the applicable cure period, Landlord, in addition to any other remedies provided hereunder or at law, may at its option collect directly from such sublessee(s) all rents becoming due to the Tenant under such sublease(s) and apply such rent against any amounts due Landlord by Tenant under this Lease, and Tenant hereby irrevocably authorizes and directs such sublessee(s) to so make all such rent payments, if so directed by Landlord; and it is understood that no such election or collection or payment shall be construed to constitute a novation of this Lease or a release of Tenant hereunder, or to create any lease or occupancy agreement between the Landlord and such subtenant or impose any obligations on Landlord, or otherwise constitute the recognition of such sublease by Landlord for any purpose whatsoever.
5.2.5.
The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant’s obligations under this Lease that is not cured within any applicable notice and cure period, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of

Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such

Exhibit 10.8

subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. In the event Tenant shall default in the performance of its obligations under this Lease or Landlord terminates this Lease by reason of a default of Tenant, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

5.3.
CERTAIN TRANSFERS.
5.3.1.
If at any time Tenant’s interest in this Lease is held by a corporation, trust, partnership, limited liability company or other entity, the transfer of more than 50% of the voting stock, beneficial interests, partnership interests, membership interests or other ownership interests therein (whether at one time or in the aggregate) shall be deemed an assignment of this Lease, and shall require Landlord’s prior written consent. The foregoing provisions shall not be applicable so long as the Tenant is a corporation, the outstanding voting stock of which is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another corporation, the voting stock of which is so listed.
5.3.2.
Notwithstanding anything to the contrary in this Section 5, Tenant may assign this Lease without Landlord’s consent and without extending any recapture or termination option to Landlord and without any obligation to share any rent or compensation paid to Tenant for such transfer, to any corporation or other entity which controls, is controlled by or is under common control with Tenant, or to any corporation or other entity which resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all of the assets of Tenant’s business, provided that (i) the assignee assumes, in full and in writing, the obligations of Tenant under this Lease, (ii) any and all Tenant defaults are cured prior to such transfer and (iii) the Permitted Use remains unchanged. (a “Permitted Transfer”). To enable Landlord to determine the ownership of Tenant, Tenant agrees to furnish to Landlord, from time to time promptly after Landlord’s request therefor, (a) if the last sentence of subsection 5.3.1 is applicable, proof of listing on a recognized security exchange, or (b) if the last sentence of subsection 5.3.1 is not applicable, an accurate and complete listing of the holders of its stock, beneficial interests, partnership interests, membership interests or other ownership interests therein as of such request and as of the date of this Lease. Landlord shall use reasonable efforts to keep confidential any information received by Landlord pursuant to this Section 5.3, provided, however, that Landlord shall have the right to disclose any such information to existing or prospective mortgagees, or prospective purchasers of the Building.
6.
CONDITION OF PREMISES AND RESPONSIBILITY FOR REPAIRS
6.1.
CONDITION OF PREMISES.

Subject to the following sentence, Tenant accepts the Premises and the Building in their present “as is” condition, without representation or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord as to the nature, condition or usability thereof; and Tenant agrees that, except for the Tenant’s Improvements (as hereinafter defined), Landlord has no work to perform in or on the Premises to prepare the Premises for Tenant’s use and occupancy, and that any and all work to be done in or on the Premises will be performed by Tenant at Tenant’s sole cost and expense in accordance with the terms of this Lease. Notwithstanding the foregoing, Landlord represents that the Building, the Premises, foundation, walls, floors and roof shall be in good condition as of the Commencement Date and the Premises and all base building systems, equipment and fixtures, including, without limitation, all mechanical, lighting, life safety or support and electrical equipment and systems, HVAC and plumbing, shall be in good working order and condition as of the Commencement Date. If it is determined that Landlord has failed to reasonably comply with its obligations hereunder, then it shall be the obligation of Landlord, after prior written notice from Tenant, to rectify any such violation at no cost to Tenant (through Operating Expenses or otherwise).

6.2.
TENANT’S IMPROVEMENTS.
6.2.1.
Tenant has provided Landlord with all necessary information regarding Tenant’s space planning needs in connection with its use of the Premises. Based upon such information supplied by Tenant, Landlord has prepared a space plan and outline specifications (the “Space Plans”) for the layout of

Exhibit 10.8

Tenant’s leasehold improvements to the Premises (“Tenant’s Improvements”). Tenant’s Improvements shall not include Tenant’s furniture, trade fixtures, equipment and personal property and are limited to normal office fit-up construction, as generally laid out and specified on the Space Plans. Tenant acknowledges that Tenant’s Improvements have been designed to the general quality of the design of the Building and in accordance with Landlord’s building standards for office build-out for the Building. Landlord has submitted the Space Plans to Tenant and Tenant has approved the Space Plans. The Space Plans are attached hereto as Exhibit C.
6.2.2.
Based upon the approved Space Plans, the Landlord shall cause, at its sole cost and expense, final plans and specifications, sufficient to permit the construction of Tenant’s Improvements, to be prepared (the “Plans”), which Plans shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed and shall be deemed given if not disapproved of in writing (with a detailed list of the deficiencies in the Plans) within 5 business days of submittal. Tenant’s approval of the Plans shall be consistent with previous approvals, choices and directions given. Tenant understands and agrees that changes to the Space Plans that may be needed or desired by Tenant, and or the specification by Tenant of any components or finishes that are not building-standard or as depicted on the Space Plans, will be incorporated into the Plans only if (a) such changes do not materially modify the scope or character of the Tenant’s Improvements or any material component thereof, and (b) such changes will not, individually or in the aggregate, in Landlord’s reasonable opinion, result in a likelihood of delay in the substantial completion of Tenant’s Improvements. Tenant agrees that any additional cost (taking into consideration any savings achieved in connection with changes to the Plans and with construction of the Tenant Improvements) resulting from such changes, as well as from any changes to the Tenant’s Improvements after the approval of the Plans (including design and construction costs, including materials, labor and general conditions costs) shall be the responsibility of Tenant and shall be paid in full by Tenant to Landlord within 15 business days of billing therefor by Landlord; and Tenant agrees that if such changes do result in delay in substantial completion, same shall be deemed a Tenant Delay (as defined below).
6.2.3.
Following the completion and approval of the Plans, Landlord shall, at its sole cost and expense but subject to the terms of subsection 6.2.2 above, proceed, using reasonable efforts, to obtain all necessary permits and approvals for the construction of Tenant’s Improvements, to engage a contractor or construction manager to perform or supervise the construction and to proceed to construct Tenant’s Improvements in substantial conformance with the Plans. Landlord reserves the right to make changes and substitutions to the Plans in connection with the construction of Tenant’s Improvements, provided same do not materially adversely modify the Plans approved by Tenant, and Tenant agrees to not unreasonably withhold or delay its consent to any changes that do materially adversely modify the Plans, in accordance with subsection 6.2.2.
6.2.4.
Landlord agrees to use reasonable efforts to substantially complete Tenant’s Improvements by the Scheduled Commencement Date subject to delays caused by Tenant, Force Majeure, and/or factors beyond the reasonable control of Landlord but in no event shall Landlord be liable to Tenant for any failure to deliver the Premises on any specified date, nor shall such failure give rise to any default or other remedies under this Lease or at law or equity. Tenant acknowledges that Tenant’s Improvement work, in whole or in part, may be conducted during normal business hours and Tenant agrees to provide access to the Premises to complete such work. Tenant shall be responsible to remove any personal property and equipment in the affected areas and to adequately protect any non-movable personal property and equipment from damage that may be caused by the Tenant Improvement work.
6.2.5.
Tenant’s Improvements shall be deemed substantially complete on the date (the “Substantial Completion Date”) the Landlord notifies Tenant that, with the exception of Punchlist (defined below) items, the Landlord has completed the Tenant Improvements in conformance with the Plans and, if applicable, has obtained a certificate of occupancy or its equivalent permitting occupancy. Notwithstanding the foregoing, if any delay in the substantial completion of the Tenant’s Improvements by Landlord is due to Tenant Delays, then the Substantial Completion Date shall be deemed to be the date Tenant’s Improvements would have been substantially completed, if not for same, as reasonably determined by Landlord. “Tenant Delays” shall mean delays caused by: (a) requirements of the Plans requested by Tenant that do not conform to Landlord’s building standards

Exhibit 10.8

for office build-out, or which contain long lead-time or non-standard items requested by Tenant; (b) any change in the Plans requested by Tenant; (c) failure to approve the Plans (or changes thereto or modifications thereof) within the time limits provided herein; (d) any request by Tenant for a delay in the commencement or completion of Tenant’s Improvements for any reason; or (e) any other act or omission of Tenant or its employees, agents or contractors.
6.2.6.
Within seven (7) days after the Substantial Completion Date, Landlord and Tenant shall confer and create a specific list of any defects or incomplete remaining items of work with respect to Tenant’s Improvements (a “Punchlist”). Landlord shall complete the Punchlist within thirty (30) days after such meeting.
6.2.7.
This Lease is subject to the Landlord obtaining all permits, licenses and approvals necessary to allow Landlord to construct Tenant’s Improvements and obtain a certificate of occupancy with respect thereto; and if Landlord shall be unable to obtain same, and is therefore unable to commence or complete Tenant’s Improvements, then this lease may be terminated by Landlord by written notice to Tenant.
6.2.8.
All components of the Tenant’s Improvements shall be part of the Building, except only for such items as Landlord and Tenant agree in writing shall be removed by Tenant on the termination of this Lease.
6.2.9.
If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Tenant shall pay Fixed Rent and all other charges provided for in this Lease during the period of such occupancy. Tenant shall be liable for any damages or delays caused by Tenant’s activities at the Premises. Prior to entering the Premises, Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord. Tenant shall coordinate such entry with Landlord’s building manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the rules and regulations in effect from time to time.
6.3.
REPAIRS TO BE MADE BY LANDLORD.
6.3.1.
Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair, the roof, exterior walls, structural components and common building systems of the Building insofar as they affect or serve the Premises and the appurtenant common areas of the Building, and to maintain and repair the HVAC system and equipment serving the Premises, unless installed by or for Tenant. Without limitation, Landlord shall in no event be responsible to Tenant for the condition of interior glass in and about the Premises or for the doors leading to the Premises, or for any improvements, additions or alterations (including the Tenant’s Improvements) installed by or for the Tenant, or for any condition in the Premises or the Building caused by the negligence or willful misconduct of Tenant or any contractor, agent, employee or invitee of Tenant, or anyone claiming by, through or under Tenant. Landlord also agrees to maintain the parking areas, roadways and landscaping on the property surrounding the Building in good order and repair. Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressed in this Section unless expressly otherwise provided in this Lease. All costs incurred by Landlord in connection with the foregoing obligations shall be included as part of Operating Expenses.
6.3.2.
Landlord shall never be liable for any failure to make repairs which, under the provisions of this Section or elsewhere in this Lease, Landlord has undertaken to make unless: (a) Tenant has given notice to Landlord of the need to make such repairs as a result of a condition in the Building or in the Premises requiring any repair for which Landlord is responsible; and (b) Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice if any repairs are, in fact, necessary.
6.4.
MAINTENANCE AND REPAIRS TO BE MADE BY TENANT.
6.4.1.
Tenant covenants and agrees that Tenant will keep neat and clean and maintain in good order, condition and repair, the Premises and every part thereof (and any signs permitted hereunder) throughout the Lease Term, excepting only those repairs for which Landlord is responsible under the

Exhibit 10.8

terms of this Lease, damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain and reasonable wear and tear and Tenant shall surrender the Premises at the end of the Term in such condition. Without limitation, Tenant shall maintain and use the Premises in accordance with all Laws and Restrictions and shall, at Tenant’s own expense obtain and maintain in effect all permits, licenses and the like required by applicable law for Tenant’s operation of his business. No such requirement by Tenant to comply with Laws shall be construed as requiring Tenant to make structural or capital improvements to the Premises, except as required because of Tenant’s use of the Premises or because of any alterations to the Premises made by Tenant. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to any areas in the Building or Office Park, including the Premises, by Tenant, Tenant’s contractors or Tenant’s agents, employees, invitees, or anyone claiming by, through or under Tenant. Landlord may replace as needed any bulbs, LED fixtures, and ballasts in the Premises during the Lease Term at Tenant’s cost and expense, or Landlord may require Tenant to replace the same, at Tenant’s cost and expense.
6.4.2.
If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant fails, refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be obligated to) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord the cost thereof, and if Tenant shall fail to so reimburse Landlord upon demand, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.
6.5.
FLOOR LOAD - HEAVY MACHINERY; OCCUPANT DENSITY.
6.5.1.
Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent.
6.5.2.
If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Laws and Restrictions. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Tenant shall schedule such moving at such times as Landlord shall require for the convenience of the normal operations of the Building.
6.5.3.
Tenant shall maintain a ratio of not more than one Occupant (as defined below) per square foot of rentable area in the Premises as required by applicable federal, state and local building codes and requirements, and in conformance with number of allotted non-exclusive parking spaces. “Occupants” means the employees, visitors, contractors and other people that visit the Premises. For purposes of this section, “Occupants” shall not include people not employed by Tenant that deliver or pick up mail or other packages at the Premises, employees of Landlord or employees of Landlord’s agents or contractors. Tenant acknowledges that increased numbers of Occupants causes additional wear and tear on the Premises and the Common Areas, additional use of electricity, water and other utilities, and additional demand for other Building services.
7.
SERVICES; UTILITY CHARGES
7.1.
LANDLORD’S SERVICES.
7.1.1.
Landlord covenants during the Term:

Exhibit 10.8

(a)
To furnish, through Landlord’s employees or independent contractors, electricity (for lights, convenience receptacles, and normal office machines and equipment in the Premises, subject to Section 7.2 below, and for the common areas and facilities), heat, air conditioning and ventilation and general cleaning services to a level customarily provided by operators of buildings such as the Building; it is understood, however, that heat, air conditioning and ventilation and certain other services shall only be furnished during Normal Building Operating Hours; and
(b)
To furnish, through Landlord’s employees or independent contractors, additional Building operation services upon reasonable advance request of Tenant at rates from time to time established by Landlord to be paid by Tenant provided the same may be reasonably and conveniently provided by Landlord. Tenant hereby agrees to pay to Landlord the cost of such additional services as additional rent upon demand by Landlord. The current charge for afterhours HVAC service is $85.00 per hour for such use, subject to change from time to time reasonably reflect changes in the cost factors relating thereto.
7.1.2.
Landlord may provide for the operation of a food service amenity, mini market, and/or such similar service (the “Food Amenity”) in the Building and/or the Office Park. The Food Amenity will be available during its hours of operation as established by Landlord and in accordance with any rules and regulations that may be established concerning such use. Charges for food and other services provided at the Food Amenity shall be as determined by Landlord (or the operator of the Food Amenity) from time to time in its sole discretion. It is understood and agreed that all use of the Amenity and its facilities shall be at the sole risk of Tenant and the employees using same, and, to the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements hereunder and Section 13.22, Tenant hereby releases Landlord from any liability in connection with such use and indemnifies and holds the Landlord harmless from and against any loss, cost, liability, damage or expense occasioned by or in any way related to or arising from the use of the Food Amenity by Tenant or Tenant’s employees or by any other party allowed to use same by Tenant or any of its employees. Landlord reserves the right at any time or from time to time, in its sole discretion, to discontinue the Food Amenity, or alter its size, type, location or serving capacity, or its meals or hours of operation or any other aspect thereof. To the extent the Food Amenity is open and available to the Tenant as provided herein, Tenant shall pay to Landlord, as additional rent and on a so-called net basis, Tenant’s share (as computed in Section 8.1.2) of any losses, costs or subsidies incurred or paid by Landlord in operating the Food Amenity within thirty (30) days of invoice therefor; provided Landlord may elect to collect same in monthly estimated payments (as reasonably estimated by Landlord from time to time), due on the same date as monthly Fixed Rent installment payments are due hereunder, with a periodic (not more often than annual) reconciliation.
7.1.3.
Landlord may open, operate, from time to time, a fitness center facility (the “Fitness Center”) in the Building and/or Office Park. If provided, the Fitness Center may be available for use by Tenant and its employees, together with others, during its hours of operation and in accordance with any rules and regulations that may be established concerning such use in Landlord’s sole discretion. Charges for use of and services provided at the Fitness Center shall be as determined by Landlord (or the operator of the Fitness Center, as the case may be) from time to time in its sole discretion. It is understood and agreed that all use of the Fitness Center and its facilities shall be at the sole risk of Tenant and the employees using same, and, to the maximum extent this agreement may be made effective according to law (including the limitations set forth in M.G.L. c. 186, §15), but subject to Tenant’s insurance requirements hereunder and Section 13.22, Tenant hereby releases Landlord from any liability in connection with such use and indemnifies and holds the Landlord harmless from and against any loss, cost, liability, damage or expense occasioned by or in any way related to or arising from the use of the in connection with such use. Landlord reserves the right at any time or from time to time, in its sole discretion, to discontinue the Fitness Center, limit the access to or use thereof, or alter its size, type, location or serving capacity, or hours of operation or any other aspect thereof. To the extent the Fitness Center is open and available to the Tenant as provided herein, Tenant shall pay to Landlord, as additional rent and on a so-called net basis, Tenant’s share (as computed in Section 8.1.2) of any losses, costs or subsidies incurred or paid by Landlord in operating the Fitness Center within thirty (30) days of invoice therefor; provided Landlord may elect to collect same in monthly estimated payments (as reasonably estimated by Landlord from time to time), due on the same date

Exhibit 10.8

as monthly Fixed Rent installment payments are due hereunder, with a periodic (not more often than annual) reconciliation.
7.2.
UTILITY SERVICES AND CHARGES.
7.2.1.
The Tenant shall obtain directly from the supplier or utility company any services (such as telephone service, or should it be separately metered and provided as provided in Section 7.3 below, electrical service) not provided to the Premises by Landlord, and Tenant shall pay all charges therefor when due. If requested by Landlord, Tenant shall promptly provide Landlord with evidence of such payment. If such utility company shall have a lien on the Premises for nonpayment of such charges and Tenant shall fail at any time to make payment of same, without limitation of Landlord’s rights on account of such failure, Tenant shall thereafter, if requested by Landlord, pay to Landlord, when monthly Fixed Rent is next due and thereafter on Landlord’s demand, an amount reasonably estimated by Landlord to be sufficient to discharge any such lien in the event of a further failure of Tenant to pay any such charges when due. Landlord shall hold the amounts from time to time deposited under this Section 7.2 as security for payment of such charges and may, without limitation of remedies on account of Tenant’s failure to make any subsequent payment of such charges, use such amounts for such payments. Such amount or such portion thereof as shall be unexpended at the expiration of this Lease shall, upon full performance of all Tenant’s obligations hereunder, be repaid to Tenant without interest.
7.2.2.
Tenant shall not introduce to the Premises personnel, fixtures or equipment which (individually or in the aggregate) materially exceed those used by the average office tenant or overload the capacity of the electrical, heating, ventilating and air conditioning, mechanical, plumbing or other utility systems serving the Premises; such capacities shall be deemed overloaded if such use by Tenant materially exceeds, on a square foot basis, the capacity of such systems; and in no event shall the electrical usage at the Premises exceed, on a square foot basis, the capacity of such systems. If Tenant uses the Premises or installs fixtures or equipment in such a manner as would so overload said systems, as reasonably determined by Landlord, Tenant shall pay, as additional rent, within ten (10) days of billing therefor, the cost of providing and installing any additional equipment, facilities or services that may be required as a result thereof, and for any repairs or damage resulting therefrom.
7.2.3.
All costs incurred by Landlord in connection with utility services provided to the Premises shall be included as part of the Operating Expenses.
7.2.4.
Landlord shall not be responsible for any interruption of electricity, oil, water, sewer, telephone, data or other utility or Building services supplied to the Premises. Furthermore, Landlord shall not be liable for loss of property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to an interruption of any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease. Notwithstanding the foregoing, if an event or circumstance (other than those addressed in the casualty and condemnation provisions of this Lease) outside of the reasonable control of Tenant or Landlord (“Abatement Event”) prevents Tenant from using the Premises for a period in excess of seven (7) consecutive business days after Landlord’s receipt of written notice of any such Abatement Event, then the Base Rent obligations to Landlord shall be abated entirely or reduced, as the case may be, after expiration or such seven (7) day period, for such time that Tenant continues to be so prevented from using the Premises or a portion thereof, in the proportion that the Rentable Floor Area of that portion of the Premises that Tenant is prevented from using bears to the total Rentable Floor Area of the Premises.
7.3.
ELECTRICAL SERVICE AND ELECTRICAL CHARGE.
7.3.1.
It is understood that the electrical service for the Premises (for lights and convenience outlets) is separately metered from service provided to other rentable spaces and common areas of the Building, and Tenant shall pay to utility supplier directly. In the event the Premises shall not be separately metered, then Tenant shall pay to Landlord, as additional rent hereunder, within thirty (30) days of being billed therefor, the Electrical Charge at a rate of $1.75 per rsf or, if Landlord elects, the Tenant

Exhibit 10.8

shall pay the Electrical Charge at a rate of $1.75 per rsf in monthly installments due on the same date as monthly Fixed Rent installment payments are due hereunder (regardless of any waiver, deferral or abatement of any Fixed Rent). Landlord reserves the right, at any time during the Term, to install a monitor or check meter to measure Tenant’s consumption of electricity, in which event Landlord shall calculate the Electrical Charge based on Tenant’s actual usage of electricity, rather than as provided in the previous sentence.
7.3.2.
Landlord may elect to collect the Electrical Charge in monthly estimated payments (as reasonably estimated by Landlord from time to time), due on the same date as monthly Fixed Rent installment payments are due hereunder.

8.
ADDITIONAL RENT FOR TAXES AND OPERATING EXPENSES
8.1.
TENANT’S PAYMENT OF ITS SHARE OF REAL ESTATE TAXES.
8.1.1.
For the purposes of this Section, the following terms shall have the following meaning: “Tax Year” shall mean the twelve-month period in use in the Town of Burlington for the purpose of imposing ad valorem taxes upon real property. In the event that such Town changes the period of its tax year, “Tax Year” shall mean a twelve-month period commencing on the first day of such new tax year, and each twelve-month period commencing on the anniversary of such date during the Term of this Lease.

“Taxes” shall mean all taxes and assessments of every kind and nature imposed, assessed or levied by a governmental authority on the Property, including without limitation all real estate taxes, betterments, assessments (ordinary and extraordinary), water rents, sewer, and other charges. If taxes upon rentals or otherwise pertaining to the Property (including without limitation any tax on rentals or income or any value added tax, so called) shall be substituted, in whole or in part, for the present ad valorem real estate taxes, or shall be assessed in addition thereto, then the term “Taxes” shall include such substituted taxes, to the extent to which the same shall be a substitute for present ad valorem real estate taxes, together with any such additional taxes. The term “Taxes” shall not include any inheritance, estate taxes, income, capital levy, transfer, capital stock, gift, estate, excess profits or franchise tax, any taxes on income to the extent applicable to Landlord’s net income, or any fine, penalty, cost or interest for any tax or assessment, or part thereof, which Landlord or its lender failed to timely pay, unless such late payment was attributable to late payment by Tenant of Tenant’s share of Taxes.

8.1.2.
In the event that the Taxes imposed with respect to the Property shall be greater during any Tax Year (and in the event the Town shall first send estimated tax bills, until a final bill is sent at which time Tenant’s share of real estate taxes shall be recomputed, real estate taxes shall be such taxes as shown on the estimated tax bill) than the Tax Base (as defined in Section 1.2), Tenant shall pay to Landlord, as additional rent, the amount obtained by multiplying the amount by which the Taxes exceed the Tax Base by a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Rentable Floor Area of the Building.
8.1.3.
Landlord shall submit to Tenant a statement setting forth the amount of such additional rent, and within thirty (30) days after the delivery of such statement (whether or not such statement shall be timely), Tenant shall pay to Landlord the payment under subparagraph 8.1.2 above. So long as the Taxes, or any portion thereof, shall be payable in installments, Landlord may submit such statements to Tenant in similar installments. The failure by Landlord to send any statement required by this subparagraph shall not be deemed to be a waiver of Landlord’s right to receive such additional rent.
8.1.4.
If the first day of the Tax Year in such Town of Burlington should be changed after the Commencement Date so as to change the twelve-month period comprising the Tax Year, or if the Tax Year shall be a period of time other than twelve months, in determining the additional rent to be paid by Tenant under this Section with respect to the Taxes payable by Tenant for any such Tax Year, including a partial Tax Year, the Tax Amount shall be pro-rated on a per day basis.
8.1.5.
Any betterment assessment, so-called “rent tax” or any other tax levied or imposed by any governmental authority in addition to, in lieu of or as a substitute for real estate taxes, shall nevertheless be deemed to be real estate taxes for the purpose of this Section.

Exhibit 10.8

8.1.6.
Tenant’s obligations to pay additional rent under this Section on account of Taxes shall commence on the Commencement Date.
8.1.7.
If Tenant is obligated to pay any additional rent as aforesaid with respect to any Tax Year or fraction thereof during the Term, then Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Tax Year, estimated monthly tax escalation payments equal to 1/12 of the annualized amount of additional rent payable hereunder for said previous Tax Year (or as otherwise reasonably estimated by Landlord). Estimated monthly tax escalation payments for each ensuing Tax Year shall be made retroactively to the first day of the Tax Year in question.
8.1.8.
In the event that Landlord obtains an abatement, reduction or refund of any Taxes for a Tax Year which Tenant was obligated to pay a share of the increase in Taxes, then Tenant shall receive as a credit against its payment obligations under this Section, its proportionate share of the net proceeds of such abatement, reduction or refund (after deduction of all reasonable costs, including legal and appraisal fees, incurred by Landlord in obtaining the same) but only to the extent and not in excess of any payments made by Tenant for such increase as required under this Section. Landlord shall be under no obligation to seek such an abatement, reduction or refund. To the extent same are not credited as aforesaid, any of Landlord’s reasonable costs (including legal and appraisal fees) incurred in attempting to obtain an abatement, reduction or refund shall be deemed Operating Expenses hereunder. Tenant shall not contest by any proceedings the assessed valuation of Landlord’s Property or any part thereof for purposes of obtaining a reduction of its assessment or of any taxes.
8.1.9.
Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises. If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.
8.2.
TENANT’S PAYMENT OF ITS SHARE OF OPERATING EXPENSES.
8.2.1.
For the purposes of this Section, the following terms shall have the following meanings: “Operating Year” shall mean the calendar year, or such other twelve-month period as Landlord may designate from time to time.

“Operating Expenses” shall mean all expenses incurred by or attributable to Landlord in operating and maintaining the Building and Lot and their appurtenances, including but without limitation: premiums for fire, casualty, liability, rental interruption and such other insurance as Landlord may from time to time maintain with respect to the Lot and Building; security expenses; compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in operating, maintaining, or cleaning of the Building, the common areas of the Lot on which the Building is located and the other common areas of the Office Park; steam, water, sewer, electric, gas, telephone and other utility charges not billed directly to tenants by Landlord or the utility; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both and care of landscaping and irrigation systems; the cost of operating, replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby but only to the extent that the Building or the Lot was not in material violation of the foregoing as of the Commencement Date; the cost of installing intrabuilding network cabling (“INC”) and maintaining, repairing, securing and replacing existing INC; payments to independent contractors under service contracts for cleaning, operating, managing, maintaining and repairing the Building and said common areas (which payments may be to affiliates of Landlord); all other expenses paid in connection with the operation, cleaning, maintenance and repair of the Building and said common areas; either reasonable reserves for the replacement of equipment contained in and/or used in connection with the operation of the Building and the Office Park or the amortized portion, properly attributable to the Operating Year in question, of the cost, with interest thereon at a rate reasonably determined by Landlord, of any capital repairs, improvements or replacements made to the Building or the Property, by Landlord; and a management fee based on a percentage of the gross rentals of the Building. Landlord may equitably adjust Tenant’s share of Operating Expenses for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building or that varies with the

Exhibit 10.8

occupancy of the Building. Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building or Office Park ( “Cost Pools”). The Operating Expenses shall also include the Building’s share (as reasonably determined and allocated by Landlord) of: (a) the costs incurred by Landlord in operating, maintaining, repairing, insuring and paying real estate and other taxes upon any common facilities of the Office Park (including, without limitation, the common facilities from time to time serving the Lot or Building in common with other buildings or parcels of land), such as any so-called “loop” access roads, retention ponds, sewer and other utility lines, amenities and the like; (b) shuttle bus service (if and so long as Landlord shall provide the same); (c) the actual or imputed cost of the space occupied by on-the-grounds building attendant(s) and related personnel and the cost of administrative and or service personnel whose duties are not limited solely to the Building and/or the Lot, as allocated to the Building and/or Property by Landlord; and (d) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among Office Park property owners.

Unless otherwise provided for in the Lease, the following costs and expenses shall be excluded from Operating Expenses:

(i)
The cost of capital improvements to the Building or the Office Park which do not service or benefit Tenant;
(ii)
The cost of repairing structural or latent defects to the Building;
(iii)
Depreciation and amortization;
(iv)
Interest and principal payments on mortgages and deeds of trust and any other costs incurred in connection with financing and ground lease rental payments and related costs;
(v)
Real estate brokers’ leasing commissions or other leasing costs (including, without limitation, costs for tenant improvements) incurred with leasing activities at the Office Park;
(vi)
Any cost or expenditure for which Landlord is entitled to reimbursement by insurance proceeds or by any third party;
(vii)
Costs resulting from Landlord’s negligence or willful misconduct;
(viii)
Tenant improvement costs contemplated in Exhibit A-1;
(ix)
Hazardous Substances remediation or removal costs, except if due to the act or omission of Tenant;
(x)
Amounts paid to affiliates of Landlord in excess of fair market rates;
(xi)
Amounts expended by Landlord in connection with its organizational matters, corporate overhead, executive salaries or other compensation or any other costs related to the operation of the business of the entity which constitutes Landlord or Landlord’s affiliated organizations or Landlord’s managing agent and not directly in connection with the operation of the Building;
(xii)
Amounts paid to employees or for equipment or tools to the extent the same are not directly in connection with the operation of the Building;
(xiii)
Amounts paid to employees or for equipment or tools to the extent the same are not employed or used at the Building but are employed or used at another property;
(xiv)
ADA compliance expenses unless as result of change in applicable law or regulation after Commencement Date and impacts entire Office Park;
(xv)
Interest or penalties resulting from Landlord’s late payment;
(xvi)
Expenses in connection with services or other benefits which are provided to another tenant or occupant of the Building and which do not benefit Tenant;
(xvii)
Reserves of any kind;
(xviii)
The cost of any insurance coverage, whether or not required by the holder of any deed of trust on the Building or the Office Park which is related, in whole or in part, to (a) property or casualty insurance coverage in amounts

Exhibit 10.8

greater than the replacement cost of the property, or (b) lease enhancement insurance or other credit enhancement-related insurance;
(xix)
Property and asset management fees in excess of the customary rates charged by comparable properties in the geographical Boston metropolitan area of the Building;
(xx)
Donations to charitable organizations.

8.2.2.
If, during any Operating Year (including the Operating Year used for determining the Base Operating Expenses), less than 95% of the rentable area of the Building is occupied, the Operating Expenses that vary with the occupancy of the Building shall be equitably adjusted by Landlord, on an item by item basis, as appropriate, to reflect Operating Expenses based on 95% occupancy.
8.2.3.
In determining the Base Operating Expenses, there shall be excluded from the Operating Expenses for said Operating Year any non-recurring costs and expenses and/or capital expenditures.
8.2.4.
After the expiration of each Operating Year, Landlord shall furnish Tenant with a statement setting forth the Operating Expenses for such Operating Year. Such statement shall be accompanied by a computation of the amount, if any, of the additional rent payable to Landlord pursuant to this subsection. The failure by Landlord to send any statement required by this subparagraph shall not be deemed to be a waiver of Landlord’s right to receive such additional rent.
8.2.5.
In the event the Operating Expenses during any Operating Year shall be greater than the Base Operating Expenses (as defined in Section 1.2), Tenant shall pay to Landlord, as additional rent, the amount obtained by multiplying the amount by which the Operating Expenses exceed the Base Operating Expenses by a fraction, the numerator of which is the Rentable Floor Area of the Premises and the denominator of which is the Rentable Floor Area of the Building.
8.2.6.
Said additional rent shall, with respect to the Operating Years in which the Commencement Date and end of the Term of this Lease fall, be pro-rated on a per day basis. If Landlord shall change its Operating Year, appropriate adjustment shall be made for any Operating Year less than or greater than twelve-months which may result.
8.2.7.
Any additional rent payable by Tenant under this Section shall be paid within 7 days after Landlord has furnished Tenant with the statement described above.
8.2.8.
Tenant’s obligations to pay additional rent under this Section on account of Operating Expenses shall commence on the Commencement Date.
8.2.9.
If with respect to any Operating Year or fraction thereof during the Term, Tenant is obligated to pay any additional rent as aforesaid, then Tenant shall pay, as additional rent, on the first day of each month of the next ensuing Operating Year, estimated monthly operating escalation payments equal to 1/12th of the amount of additional rent payable hereunder for said previous Operating Year (or as otherwise reasonably estimated by Landlord). Estimated monthly operating escalation payments for each ensuing Operating Year shall be made retroactively to the first day of the Operating Year in question.
8.2.10.
Landlord shall permit Tenant, at Tenant’s expense and during normal business hours, but only one time with respect to any Operating Year, to review Landlord’s invoices and statements relating to the Operating Expenses for the applicable Operating Year for the purpose of verifying the Operating Expenses and Tenant’s share thereof; provided that notice of Tenant’s desire to so review is given to Landlord not later than sixty (60) days after Tenant receives an annual statement from Landlord, and provided that such review is thereafter commenced and prosecuted by Tenant with due diligence. Any Operating Expenses statement or accounting by Landlord shall be binding and conclusive upon Tenant unless (a) Tenant duly requests such review within such 60-day period, and (b) within 3 months after such review request, Tenant shall notify Landlord in writing that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Tenant shall have no right to conduct a review or to give Landlord notice that it desires to conduct a review at any time Tenant is in default under the Lease. The accountant conducting the review shall be compensated on an hourly basis and shall not be compensated based upon a percentage

Exhibit 10.8

of overcharges it discovers. No subtenant shall have any right to conduct a review, and no assignee shall conduct a review for any period during which such assignee was not in possession of the Premises. Tenant agrees that the results of any Operating Expense review shall be kept strictly confidential by Tenant and shall not be disclosed to any other person or entity. Tenant agrees to pay for the cost for any such review of Landlord’s records, unless it is determined that Landlord’s statement overstated the Operating Expenses for the applicable Operating Year by more than five percent (5%), then Landlord shall be required to reimburse Tenant for the actual and reasonable expenses incurred by Tenant in reviewing Landlord’s records, provided, however, that such expenses shall in no event exceed $1,500.00.
9.
INDEMNITY AND INSURANCE
9.1.
INDEMNITY.
9.1.1.
To the maximum extent this agreement may be made effective according to law, Tenant shall indemnify and save harmless Landlord (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors, attorneys, and mortgagees) from and against all claims of whatever nature arising from: (a) any negligent or willful act, omission of Tenant, or Tenant’s contractors, licensees, invitees, agents, servants or employees (“Tenant’s Agents”), or any default or failure to perform an obligation by Tenant hereunder; or (b) any accident, injury, damage or loss whatsoever caused to any person or property during the Term, and thereafter, arising out of the use and occupancy of the Premises by Tenant and Tenant’s Agents; or (c) any accident, injury, damage or loss occurring outside of the Premises, where such accident, injury, damage or loss results or is claimed to have resulted from the negligence or willful misconduct of Tenant or Tenant’s Agents. Tenant’s obligations hereunder shall include any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease.
9.1.2.
To the maximum extent this agreement may be made effective according to law, Landlord shall indemnify and save harmless Tenant (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors and attorneys) from and against all claims of whatever nature arising from any negligent or willful act or omission of Landlord, or Landlord’s contractors, licensees, agents, servants or employees (“Landlord’s Agents”) or any default or failure to perform an obligation by Landlord hereunder subject to prior written notice and Landlord’s opportunity to cure.
9.1.3.
This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon and providing a defense, with counsel reasonably satisfactory to Landlord or Tenant, as the case may be, at the other party’s sole expense, within ten (10) days after written demand from Landlord or Tenant, as the case may be, of any claims, action or proceeding arising out of or relating hereto whether or not litigated or reduced to judgment and whether or not well founded.
9.2.
INSURANCE.
9.2.1.
Tenant shall obtain and keep in force and effect during the Term, at its own cost and expense, commercial general liability, on an occurrence basis, in an amount of not less than One Million Dollars ($1,000,000), and a general aggregate limit of not less than Two Million Dollars ($2,000,000), for injury, death, property damage or other loss arising out of any one occurrence or in the aggregate, protecting Tenant as insured, and naming Landlord, Landlord’s Affiliates, Landlord’s mortgagees, property managers and managing agents as additional insureds (“Additional Insureds”), on a primary and non-contributory basis, against any and all claims for bodily injury, personal injury, death, property damage or other loss occurring in, upon, adjacent to or connected with the Premises or any part thereof. The policy shall not contain any intra- insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The policy shall cover host liquor liability exposure, and should contemplate coverage for pollution liability claims arising out Bodily Injury or Property Damage arising out of heat, smoke or fumes caused by

Exhibit 10.8

a hostile fire. A Waiver of Subrogation shall be provided in favor of Landlord, Landlord’s Affiliates and each Additional Insured. Landlord may increase the coverages required of Tenant hereunder to that customarily carried in the area in which the Premises is located on property similar to the Premises at the time of any extension or renewal by Tenant of the Lease term.
9.2.2.
Tenant further agrees to maintain: (a) workers’ compensation insurance with a limit of liability as required by law to be maintained, including a Waiver of Subrogation in favor of Landlord, Landlord’s Affiliates and each Additional Insured; (b) employer's liability insurance with a minimum limit of coverage of Two Million Dollars ($2,000,000), including a Waiver of Subrogation in favor of Landlord, Landlord’s Affiliates and each Additional Insured; (c) so called “Special Form” insurance coverage for all of its contents, furniture, furnishings, equipment, improvements, fixtures and personal property located at the Premises providing protection in an amount equal to one hundred percent (100%) of the replacement cost basis of said items (subject to reasonable deductible amounts) without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance; (d) business interruption and extra expense insurance coverage(s) satisfactory to Landlord; (e) automobile liability insurance covering all owned, hired, and non-owned vehicles with a combined single limit of not less than One Million Dollars ($1,000,000); and (f) a minimum umbrella liability limit of Three Million Dollars ($3,000,000) covering any general commercial liability, employer’s liability, and auto liability policies, with the Additional Insureds and Waiver of Subrogation provisions mirroring the underlying policies. With respect to automobile liability insurance, Landlord, Landlord’s mortgagees, property managers and managing agents shall be afforded additional insured status on a primary and non-contributory basis, and Waiver of Subrogation shall be provided in favor of Landlord and Landlord’s Affiliates. If this Lease is terminated as the result of a casualty in accordance with Section 11, the proceeds of said insurance attributable to the replacement of all tenant improvements installed at the Premises by Landlord or at Landlord’s cost shall be paid to Landlord.

9.2.3.
The insurance required hereunder shall be written in form and substance satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in Massachusetts, with a general policyholder’s rating of not less than A- and financial rating of not less than Class VIII (as rated in the most current Best’s Insurance Reports). Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor, and upon failure to pay all premiums and charges (and without limiting any other remedies on account thereof), Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event, Tenant agrees to pay the amount thereof to Landlord on demand, as additional rent hereunder.
9.2.4.
Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancelable except upon thirty (30) days written notice to Landlord, except that only ten (10) days written notice shall be required in connection with a cancellation resulting from a failure to pay insurance premiums. Prior to the Commencement Date, the original insurance policies, or appropriate certificates of same (at Landlord’s reasonable election) shall be deposited with the Landlord. Certificates of any renewals, replacements and endorsements shall also be deposited with Landlord, in the case of renewals; same shall be so deposited prior to the expiration of the prior policy.
9.2.5.
Landlord shall maintain and keep in effect throughout the Term of this Lease (a) insurance against loss or damage to the Building by fire or other casualty as may be included within either fire and extended coverage insurance or "special form" insurance in commercially

Exhibit 10.8

reasonable amounts, or such other coverages, amounts and/or endorsements as Landlord determines in its sole but good faith judgment, (b) commercial general liability insurance in amounts determined by Landlord in its sole but good faith judgment, and (c) such other insurance coverages and policies as Landlord determines in its sole but good faith judgment. Any such coverages may be effected directly and/or through the use of blanket insurance coverage covering more than one location and may contain such commercially reasonable deductibles as Landlord may elect in its reasonable discretion. The costs and expense of obtaining and maintaining all such insurance shall be included as part of Operating Expenses.
9.3.
TENANT’S RISK.

To the maximum extent this Agreement may be made effective according to law but subject to the negligence or willful misconduct of Landlord or Landlord’s Agents, Tenant agrees its use and occupancy of the Premises shall be at Tenant’s sole risk; and Landlord shall have no responsibility or liability for any loss of or damage to furniture, fixtures, equipment or other personal property of Tenant for any reason whatsoever, excluding the negligence or willful misconduct of Landlord or Landlord’s Agents; and, except for the negligence or willful misconduct of Landlord or Landlord’s Agents, Landlord shall not be responsible or liable for any loss or damage resulting to Tenant or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stopping or leaking of electric cables and wires, water, gas, sewer or steam pipes, sprinklers, and from roof leaks and the like. The provisions of this Section shall be applicable from and after the execution of this Lease, and until the end of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

9.4.
INJURY CAUSED BY THIRD PARTIES.

To the maximum extent this agreement may be made effective according to law but subject to the negligence or willful misconduct of Landlord or Landlord’s Agents, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of any third parties, including without limitation persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building, or otherwise.

10.
LANDLORD’S ACCESS TO PREMISES
10.1.
LANDLORD’S RIGHT OF ACCESS.

Landlord shall have the right to enter the Premises at all reasonable business hours and after normal business hours upon at least twenty four (24) hours advance notice, except in the case of emergencies to persons or property in which case no notice is required, for the purpose of inspecting or making repairs to the same (or to the Building), and Landlord shall also have the right to make access available at all reasonable hours upon advance notice to prospective or existing mortgagees or purchasers of any part of the Building.

10.2.
EXHIBITION OF SPACE TO PROSPECTIVE TENANTS.

For a period of nine (9) months prior to the expiration of the Lease Term, and during any period in which Landlord is considering exercising its recapture rights (as provided in Section 5.2), or after Landlord has exercised same, Landlord may have reasonable access to the Premises at all reasonable hours upon at least twenty four (24) hours advance notice for the purpose of exhibiting the same to prospective tenants, and may post suitable notice on the Premises advertising the same for rent.

10.3.
KEYS.

Landlord shall have the right to retain keys and electric codes or card keys to the locks and card key access systems and other security systems on the entry doors to the Premises and all interior doors at the Premises.

11.
FIRE, EMINENT DOMAIN, ETC.
11.1.
FIRE OR OTHER CASUALTY.
11.1.1.
If the Premises or the Building are damaged in whole or in part by any fire or other casualty (a “casualty”), the Tenant shall immediately give notice thereof to the Landlord. Unless this Lease is terminated as provided herein, the Landlord, at its own expense (except for any insurance deductibles,

Exhibit 10.8

which shall be deemed Operating Expenses), and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall repair and reconstruct the same so as to restore the Premises (but not any alterations or additions made by or for Tenant or any trade fixtures, equipment or personal property of Tenant) to substantially the same condition they were in prior to the casualty, subject to zoning and building laws then in effect. Notwithstanding the foregoing, in no event shall Landlord be obligated either to repair or rebuild if the damage or destruction results from an uninsured casualty or if the costs of such repairing or rebuilding exceeds the amount of the insurance proceeds (net of all costs and expenses incurred in obtaining same) received by Landlord on account thereof. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. If such damage or destruction occurs as a result of the negligence or the intentional acts of Tenant or Tenant’s employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay, at Tenant’s sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

11.1.2.
The Landlord shall, within 45 days after the occurrence of a casualty, provide Tenant with a good faith estimate of the time required to repair the damage to the Premises or the Building, as provided herein; if such estimate is for a period of more than two hundred seventy (270) days from the occurrence of the casualty (or during the last 18 months of the Term, for a period of more than ninety (90) days), the Premises shall be deemed “substantially damaged”. If the Premises or the Building are substantially damaged, Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within sixty (60) days of the date of such casualty; and if the Premises or the Building are substantially damaged, and if as a result the Premises are rendered untenantable for the Permitted Use, then Tenant may terminate this Lease by giving Landlord written notice of such termination within sixty (60) days of the date of such casualty.
11.1.3.
For so long as such damage results in material interference with the operation of Tenant’s use of the Premises which material interference causes Tenant to be unable to use the Premises, the Fixed Rent and additional rent payable by Tenant shall abate or be reduced proportionately for the period, commencing on the day following such material interference and continuing until the Premises has been substantially restored. Notwithstanding the foregoing, if such casualty was due to the negligence or willful misconduct of Tenant or Tenant’s employees, contractors or agents, such abatement or reduction shall be made only if and to the extent of any proceeds of rental interruption insurance actually received by Landlord and allocated to the Premises.
11.1.4.
If the Premises are damaged by a casualty, and the Lease is not terminated as provided herein, the Tenant, at its own expense, and proceeding with all reasonable dispatch, shall repair and reconstruct all of the improvements, alterations and additions made to the Premises by or for Tenant, including the Tenant’s Improvements, and any trade fixtures, equipment or personal property of Tenant which shall have been damaged or destroyed.
11.2.
EMINENT DOMAIN.
11.2.1.
In the event of any condemnation or taking in any manner for public or quasi-public use, which shall be deemed to include a voluntary conveyance in lieu of a taking (a “taking”) of the whole of the Property, this Lease shall forthwith terminate as of the date when Tenant is required to vacate the Premises.
11.2.2.
Unless this Lease is terminated as provided herein, the Landlord, at its own expense, and proceeding with due diligence and all reasonable dispatch, but subject to delays beyond the reasonable control of Landlord, shall restore the remaining portion of the Premises (but not any alterations or improvements made by or for Tenant, including the Tenant’s Improvements, or any trade fixtures, equipment or personal property of Tenant) and the necessary portions of the Property as nearly as practicable to the same condition as it was prior to such taking, subject to zoning and building laws then in effect. Notwithstanding the foregoing, Landlord’s obligation to restore the remaining portion of the Premises shall be limited to the extent of the condemnation proceeds (net of all costs and expenses incurred in connection with same) received by Landlord on account thereof. Landlord shall not be liable for any

Exhibit 10.8

inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in restoring the Premises.
11.2.3.
In the event that only a part of the Premises or the Property shall be taken, then, if such taking is a substantial taking (as hereinafter defined), either Landlord or Tenant may by delivery of notice in writing to the other within sixty (60) days following the date on which Landlord’s title has been divested by such authority, terminate this Lease, effective as of the date when Tenant is required to vacate any portion of the Premises or appurtenant rights. A “substantial taking” shall mean a taking which: requires restoration and repair of the remaining portion of the Property that cannot in the ordinary course be reasonably expected to be repaired within 180 days; results in the loss of reasonable access to the Premises; results in the loss of more than 25% of the rentable floor area of the Premises; or results in loss of parking or of facilities in the Building and Landlord reasonably determines it is not practical to relocate such parking or relocate and reconnect such facilities within the remaining Building or Property.
11.2.4.
If this Lease is not terminated as aforesaid, then this Lease shall continue in full force and effect, provided if as a result of which there is material interference with the operation of Tenant’s use of the Premises, then the Fixed Rent and additional rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.
11.2.5.
Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Lot, and the leasehold interest hereby created (including any award made for the value of the estate vested by this Lease in Tenant), and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign, to Landlord all rights to such damages of compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a separate claim for the value of any of Tenant’s personal property and for relocation expenses and business losses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.
12.
DEFAULT
12.1.
TENANT’S DEFAULT.

The following shall be deemed to be defaults hereunder:

(a)
Tenant’s failure to pay Fixed Rent or monthly installments of additional rent on or before the first (1st) day of each month, which failure is not cured within five (5) days thereof; or
(b)
Tenant’s failure to pay additional rent (except monthly installments thereof) or any other charges for which provision is made herein on or before the date on which the same become due and payable; or
(c)
Tenant’s failure to perform or observe any other covenants, terms or conditions contained in this Lease, which failure is not cured within thirty (30) days after notice from Landlord thereof or such longer period of time as may be reasonably necessary provided Tenant materially commences to cure such default during such thirty (30) day period and diligently proceeds to cure the same unless such failure creates i) an emergency to persons or property or ii) nuisance to another tenant, and in either case then Landlord shall attempt to cure Tenant’s failure and invoice Tenant for any costs and expenses associated therewith; or
(d)
If the estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other-similar officer shall be appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of the Bankruptcy Code now or hereafter enacted or if Tenant shall file a petition for such reorganization or for arrangements under any provision of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payment of debts (references herein to Tenant shall include any guarantor of Tenant’s obligations hereunder)(and as to such matters involuntarily taken against Tenant, Tenant

Exhibit 10.8

shall be in the default if Tenant has not within forty five (45) days thereof obtained a release or discharge therefrom); or
(e)
The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant’s obligations hereunder, was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information; or
(f)
If Tenant is a corporation or a partnership, the dissolution or liquidation of Tenant; or
(g)
If Tenant’s obligations under this Lease are guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor’s refusal to honor the guaranty, or (v) a guarantor’s breach of its guaranty obligation on an anticipatory breach basis.
12.2.
REMEDIES.
12.2.1.
In the event any default shall occur (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or notice: enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord’s former estate, and expel Tenant and those claiming through or under Tenant and remove its or their effects (forcibly, if necessary) without being guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant; and, with or without making such entry as aforesaid, Landlord shall have the right, by suitable notice to Tenant, forthwith to terminate this Lease.
12.2.2.
Tenant covenants and agrees, notwithstanding any entry or re-entry by Landlord, whether by summary proceedings or otherwise, and notwithstanding any such termination, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the term, and for the whole thereof. Tenant shall also be liable for the cost of any other amounts due to Landlord as a result of any Tenant’s Improvements including the unamortized costs of same and any construction management fees or costs relating thereto and brokerage commissions. In the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the premises (including, without limitation, remodeling and repair costs, brokerage fees, advertising costs, inspection fees, free rent and rental concessions, tenant allowances, and attorneys’ fees and costs, and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period, nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

As an alternative, at the election of Landlord, Tenant will upon such termination, pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the

Exhibit 10.8

Premises for the balance of the term. For the purposes of this Section, if Landlord elects to require Tenant to pay damages in accordance with this subsection, the total rent shall be computed by assuming that Tenant’s share of additional rent would be, for the balance of the unexpired term, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

12.2.3.
In addition to any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section, Landlord may, by written notice to Tenant, at any time after termination of this Lease or repossession of the Premises, elect to recover, and Tenant shall thereupon pay, Liquidated Damages. “Liquidated Damages” shall be equal to (a) the aggregate of the Fixed Rent and additional rent (for the purposes of this Section, if Landlord elects to require Tenant to pay damages in accordance with this subsection, the total rent shall be computed by assuming that Tenant’s share of additional rent would be, for the 18 month period after termination or repossession, equal to the amount of additional rent which accrued during the full monthly rental period immediately prior to the termination or repossession and multiplied by 18) in the eighteen (18) months after such termination or repossession (but not more than the Fixed Rent and additional rent due for the then remainder of the Term); plus (b) the amount of rent of any kind and the remaining unamortized cost of any Tenant’s Improvements and brokerage commissions accrued and unpaid at the time of termination or repossession. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.
12.2.4.
Without limiting any of Landlord’s rights and remedies hereunder, and in addition to all other amounts Tenant is otherwise obligated to pay, it is expressly agreed that Landlord shall be entitled to recover from Tenant all costs and expenses, including reasonable attorney’s fees incurred by Landlord in enforcing this Lease from and after Tenant’s default.
12.3.
INTEREST ON LATE PAYMENTS.

If any payment of Fixed Rent, additional rent or any other payment payable hereunder by Tenant to Landlord shall not be paid when due, the same shall bear interest from the date when the same was payable until the date paid at the lesser of (a) 15% per annum, compounded monthly, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute additional rent payable hereunder and be payable upon demand therefor by Landlord.

12.4.
LANDLORD’S DEFAULT.

Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. It is the express understanding and agreement of the parties and a condition of Landlord’s agreement to execute this Lease that in no event shall Tenant have the right to terminate this Lease or seek an abatement to or offset from Fixed Rent or Additional Rent as a result of Landlord's default, but Tenant shall be entitled to seek all other remedies, at law or equity, as a result of such default. Unless otherwise provided in this Lease, Tenant and Landlord each hereby waives its right to recover punitive, special or consequential damages arising out any act, omission or default by the other party (or any party for whom such party is responsible). This Lease and the obligations of Tenant and Landlord hereunder shall not be affected or impaired because Landlord or Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event (as defined below), and the time for Landlord's or Tenant’s performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within nine (9) months after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense. Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant’s remedies. As used herein, a “Force Majeure Event” shall be any delay caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such

Exhibit 10.8

party’s reasonable control.

12.5.
COSTS OF ENFORCEMENT.

Landlord and Tenant shall each pay all reasonable costs and expenses (including without limitation reasonable attorney’s fees) incurred by the other party in enforcing the other party’s obligations or its rights under this Lease, provided such other party prevails in enforcing such obligations or rights, such costs not to accrue for the purposes hereof until the expiration of any notice and cure period with respect to such default.

12.6.
BANKRUPTCY AND INSOLVENCY.

If the estate created hereby shall be taken in execution, or by other process of law, or if Tenant shall be declared bankrupt or insolvent, according to law, or if any receiver be appointed for the business and property of Tenant, or if any assignment shall be made of Tenant’s property for the benefit of creditors (and as to such matters involuntarily taken against Tenant, Tenant has not within sixty (60) days thereof obtained a release or discharge therefrom), then this Lease may be canceled at the option of Landlord. If, as a matter of law, Landlord has no right upon the bankruptcy of Tenant to terminate this Lease then, the rights of Tenant, as debtor, or its trustee, shall be deemed abandoned or rejected unless Tenant, as debtor, or its trustee, (a) within sixty (60) days after the date of the order for relief under Chapter 7 of the Bankruptcy Code or sixty (60) days after the date the petition is filed under Chapter 11 of the Bankruptcy Code assumes in writing the obligations under this Lease, (b) cures or adequately assures the cure of all defaults existing under this Lease on Tenant’s part within such sixty (60) days, and (c) furnishes adequate assurance of future performance of the obligations of Tenant under this Lease. Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the costs of such cure. Adequate assurance of future performance of the Tenant’s obligations under this Lease means increasing the security deposit amount by an amount equal to six (6) Monthly Installments of Fixed Rent.

Tenant shall not be permitted to assume and assign this Lease in connection with any bankruptcy or insolvency proceedings without full and complete compliance with the following provisions: (a) Landlord is provided with the following information regarding the party desiring to assume the Lease (“Assumptor”) which Landlord in its sole and absolute discretion deems sufficient (1) organizational information regarding the Assumptor (2) audited financial statements for the three (3) most recent fiscal years, and (3) such other information as Landlord deems appropriate, (b) Landlord determines that the use of the Demised Premises by the intended Assignee is compatible with the character of the Building, (c) all existing defaults under this Lease are cured at least ten (10) days prior to any hearings in connection with Tenant’s request to assume and assign the Lease, (d) the Assumptor at any such hearing provides adequate assurance of its future performance of the Lease as determined by Landlord in its sole and absolute discretion, which adequately assurance shall include at least the following: (1) posting of security deposit equal to six (6) Monthly Installments of Fixed Rent, if such was not already posted by Tenant, (2) paying in advance to Landlord the next six (6) Monthly Installments of Fixed Rent, or posting an irrevocable letter of credit for such amount, (3) establishing with Landlord an escrow in advance for the full cost of all real estate taxes, and insurance, as required under the Lease for the next twelve (12) months of the Lease and thereafter on an annual basis in advance, (4) providing Landlord with an unconditional continuing guarantee of the Lease executed by the owners or officers of the Assumptor as determined by Landlord in its sole and absolute discretion, and (5) the Assumptor executes a written agreement assuming the Lease and such Lease amendments as are necessary, which agreements and amendments are satisfactory to Landlord in its sole and absolute discretion.

13.
MISCELLANEOUS PROVISIONS
13.1.
EXTRA HAZARDOUS USE.

Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises or the Property, or bring in anything or keep anything therein which shall increase the rate of insurance on the Premises or on the Property above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom which shall be due and payable as additional rent hereunder.

13.2.
CONTROLLED SUBSTANCES.

Exhibit 10.8

13.2.1.
Except for Permitted Activities (Drug-Relatives Activities in accordance with all laws, both terms defined below), Tenant shall not engage in any Drug-Related Activities and shall prohibit any use or occupancy of the Premises for Drug-Related Activities. Without limiting the generality of the foregoing, Tenant shall (i) not enter into an assignment or sublease, consent or permit any assignment or sublease which allows Drug-Related Activities to occur in the Premises, other than the Permitted Activities for the Permitted Uses, and (ii) expressly prohibit in any assignment or sublease any Controlled Substances Uses (defined below) and Drug-Related Activities on any portion of the Premises other than Permitted Activities for the Permitted Uses. Tenant shall not knowingly make any payments to the Landlord derived from Drug-Related Activities, other than Permitted Activities for the Permitted Uses. The provisions of this Section 13.2 are intended and shall apply notwithstanding any state or local law permitting the Controlled Substances Uses or Drug-Related Activities.
13.2.2.
Definitions:
(a)
Controlled Substance means any drug or chemical whose manufacture, possession, or use is regulated by any Governmental Authority, such as illicitly used drugs or prescription medications that are designated a controlled substance by the US Drug Enforcement Agency.

(b)
Controlled Substances Uses means any cultivation, growth, creation, production, manufacture, sale, distribution, storage, handling, possession or other use of a Controlled Substance.
(c)
Controlled Substances Laws means The Federal Controlled Substances Act (21 U.S.C. § 801 et seq.) or any other similar or related federal, state or local law, ordinance, code, rule, regulation or order.
(d)
Drug-Related Activities means any Controlled Substances Uses, any violation of any Controlled Substances Law or any business, communications, financial transactions or other activities related to Controlled Substances or Controlled Substances Uses.
(e)
Permitted Activities means the Tenant or an occupant of the Building shall not be precluded from engaging in the sale, creation, production, manufacture, storage, distribution, possession or handling of any Controlled Substances in accordance with all applicable federal laws and state laws for the Permitted Uses.
13.3.
WAIVER.
13.3.1.
Failure on the part of Landlord or Tenant to complain of any action or nonaction on the part of the other party, no matter how long the same may continue, shall never be a waiver by such party of any of such party’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and, a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord to or of any action by Tenant requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.
13.3.2.
No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. In no event shall Tenant ever be entitled to receive interest upon, or any payments on account of earnings or profits derived from any payments hereunder by Tenant to Landlord.
13.4.
COVENANT OF QUIET ENJOYMENT.

Tenant, upon payment of the rent and the observing, keeping and performing all of the covenants, terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to that of Tenant, subject, however, to the rights of the holders of mortgages on the Property, and subject to the terms and conditions of this Lease. The foregoing covenant of quiet

Exhibit 10.8

enjoyment is in lieu of any other covenant, expressed or implied.

13.5.
LANDLORD’S LIABILITY.
13.5.1.
It is understood and agreed that the obligations, covenants or liabilities of Landlord contained in this Lease shall be binding upon Landlord and Landlord’s successors only with respect to breaches occurring during Landlord’s and Landlord’s successors’ respective ownership of Landlord’s interest hereunder. Further, Tenant specifically agrees to look solely to Landlord’s then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor and their respective officers, directors, stockholders, partners, managers, members, beneficial owners, trustees, employees, agents, contractors, attorneys, and mortgagees), shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not limit, any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or any action not involving the personal liability of Landlord (original or successor) or not involving any claim in monetary damages from Landlord’s assets other than a claim limited to Landlord’s equity interest aforesaid in the Building. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord ever be liable for any indirect, special or consequential damages suffered by Tenant or Tenant’s Agents from any cause whatsoever.
13.5.2.
With respect to any services, including, without limitation, electric current or water to be furnished by Landlord to Tenant, or obligations to be performed by Landlord hereunder, Landlord shall in no event be liable for failure to furnish or perform the same when (and the date for performance of the same shall be postponed so long as Landlord is) prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or perform such obligations or because of war or other emergency, or for any cause beyond Landlord’s reasonable control, or for any cause due to any negligence or willful misconduct of Tenant or Tenant’s Agents.
13.6.
NOTICE TO MORTGAGEE AND GROUND LESSOR.

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord. For the purposes of this Lease, the term “mortgage” includes a mortgage on a leasehold interest of the Landlord (but not one on Tenant’s leasehold interest).

Tenant acknowledges that, as of the date of this Lease, the mortgage holder is Nationwide Life Insurance Company, One Nationwide Plaza, Columbus, Ohio 43215, Attention: Real Estate Investments 1-05-701.

13.7.
ASSIGNMENT OF RENTS.

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)
that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and
(b)
that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof, be treated as an

Exhibit 10.8

assumption by operation of law or otherwise of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller. For all purposes such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.
13.8.
MECHANIC’S LIENS.

Tenant agrees to discharge within twenty (20) days (either by payment or by the filing of the necessary bond, or otherwise) any mechanics’, materialmen’s or other lien or encumbrance against the Premises and/or Landlord’s interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Premises. If Tenant shall fail to so discharge such lien or encumbrance then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge same (either by payment or by filing of the necessary bond or otherwise) and any amount paid by Landlord for any of the aforesaid purposes, and all actual and legal and other expenses of Landlord, including actual counsel fees, in or about procuring the discharge of such lien, together with all necessary disbursements in connection therewith, and together with interest thereon at the rate set forth in Section 12.3 from the date of payment, shall be repaid by Tenant to Landlord on demand, and if unpaid may be treated as additional rent.

13.9.
NO BROKERAGE.

Tenant and Landlord each warrants and represents that such party has not dealt with any broker other than the Brokers, named in Section 1.2 hereof, in connection with the consummation of this Lease, and in the event any claim is made against the other party relative to dealings with brokers other than the Brokers, Tenant or Landlord, as the case may be, shall defend the claim against the other party with counsel of such party’s selection and save harmless and indemnify the other party on account of loss, cost or damage which may arise by reason of any such claim. Landlord shall pay a commission to the Brokers, named in Section

1.2 hereof, pursuant to separate agreement.

13.10.
INVALIDITY OF PARTICULAR PROVISIONS.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

13.11.
PROVISIONS BINDING, ETC.

Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. If two or more persons or entities are named as Tenant herein, each of such person or entity shall be jointly and severally liable for the obligations of the Tenant hereunder, and Landlord may proceed against any one without first having commenced proceedings against any other of them. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Section 5 hereof.

RECORDING.

Tenant agrees not to record the within Lease, but, if required by applicable law in order to protect Tenant’s interest in the Premises, each party hereto agrees, on the request of the other, to execute a so-called memorandum of lease or short form lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease.

13.12.
NOTICES.

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall

Exhibit 10.8

be in writing and shall be deemed duly given if sent either (i) by registered or certified mail, postage prepaid, return receipt requested, or (ii) by overnight mail service as provided by the U.S. mail or by a nationally recognized private common carrier with provisions for receipt of delivery, or (iii) by hand, and addressed as follows:

(a)
If intended for Landlord, addressed to Landlord at the Present Mailing Address of Landlord (as set forth in Section 1.2 of this Lease) (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).
(b)
If intended for Tenant: if given prior to the Commencement Date, addressed to Tenant at the Present Mailing Address of Tenant (as set forth in Section 1.2 of this Lease); and if given after the Commencement Date, addressed to Tenant at the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

All such notices shall be effective when delivered in hand, or when delivered if deposited in the United States mail within the continental United States or when sent by overnight mail.

13.13.
WHEN LEASE BECOMES BINDING.

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

13.14.
PARAGRAPH HEADINGS.

The section and paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

13.15.
RIGHTS OF MORTGAGEE.

This Lease shall be subordinate to any existing mortgage currently encumbering the Premises and to any and all advances made or to be made thereunder and any extensions, renewals or modifications thereof, unless the holder of such mortgage elects to cause the Lease to be superior to such mortgage. This Lease shall be automatically subordinate to any future mortgages or ground leases from time to time encumbering the Premises, executed or delivered subsequent to the date of this Lease and to any and all advances made or to be made thereunder and any extensions, renewals or modifications thereof (unless the holder or ground lessor elects to cause the Lease to be superior to such mortgage or ground lease), provided such mortgagee or ground lessor enters into an agreement (upon such commercially reasonable terms as are customarily required by institutional lenders) recognizing Tenant under this Lease and providing that in the event of a foreclosure Tenant shall remain undisturbed under this Lease if Tenant is not in default (after applicable notice and grace periods) under any of the terms and conditions of this Lease (a “nondisturbance agreement”). Tenant agrees to execute such instruments of subordination in confirmation of the foregoing agreement as such holder may request and similar to the attached Exhibit E. After the expiration of any applicable cure periods, Tenant hereby appoints such holder as Tenant’s attorney-in-fact to execute such subordination agreement upon default of Tenant in complying with such holder’s request. Landlord agrees, upon written request from Tenant, to use reasonable efforts to obtain a nondisturbance agreement from the holder of the existing mortgage on the Premises.

13.16.
STATUS REPORT.

Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, mortgagees, purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, will within seven (7) days of such request furnish to Landlord, or the holder of any mortgage encumbering

Exhibit 10.8

the Premises, or such other party, as the case may be, a statement in form provided by Landlord, of the status of any matter pertaining to this Lease, including, without limitation:

(a)
That the Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect, as modified and stating any such modification;
(b)
Whether or not there are any existing setoffs or defenses against the enforcement of any of the terms, agreements, covenants and conditions of this Lease and any modifications thereof on the part of Tenant to be performed or complied with, and if so, specifying the same;
(c)
The date to which Fixed Rent and all additional rent and other charges have been paid; and
(d)
Any other matters reasonably requested by the Landlord or such other party.

Any statement furnished pursuant to this Section may be relied upon by Landlord, any mortgagee or ground lessee, any purchaser, or by any other third party interested in the status of this Lease or the Premises. Tenant hereby irrevocably appoints Landlord as attorney in fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such status report if Tenant fails to deliver the same within such period and such certificate as signed by Landlord shall be fully binding on Tenant, if Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord on behalf of Tenant. At Landlord's option, the failure of Tenant to deliver such statement within such time shall constitute a material default of Tenant hereunder, or it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, (c) not more than one (1) month's Fixed Rent has been paid in advance, (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) Tenant has taken possession of the Premises.

13.17.
TENANT’S FINANCIAL CONDITION.

Tenant warrants and represents that all information furnished to Landlord or Landlord’s representatives in connection with this Lease are true and correct in all material respects and in respect of the financial condition of Tenant, properly reflect the same without material adverse change, as of the date hereof. Upon Landlord’s request, which may be made no more often than annually, Tenant shall furnish to Landlord, at Tenant’s sole cost and expense, then current financial statements of Tenant, audited (if audited statements have been recently prepared on behalf of Tenant, or otherwise certified as being true and correct by the chief financial officer of Tenant).

13.18.
ADDITIONAL REMEDIES OF LANDLORD; SURVIVAL.
13.18.1.
Landlord shall have the right, but shall not be required to do so, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums; and if Tenant shall default in such payment, Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of Tenant to pay the Fixed Rent.
13.18.2.
Except as otherwise set forth herein, any obligations of Tenant as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall promptly reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).
13.19.
WAIVER OF COUNTERCLAIMS.

If Landlord commences any summary proceeding for possession of the Premises based on an event of default by Tenant hereunder, Tenant hereby waives the right to interpose any non-compulsory counterclaim of whatever nature or description in any such proceeding; provided, however, that Tenant shall have the right to bring a separate action against Landlord to the extent otherwise allowed under this Lease as long as Tenant does not attempt to have such action joined or otherwise consolidated with Landlord’s summary proceeding.

13.20.
CONSENTS.

Exhibit 10.8

Except as otherwise specifically provided in this Lease, any consent or approval to be given by Landlord under this Lease may be withheld or denied at Landlord’s sole and absolute discretion. Whenever in this Lease the consent or approval of Landlord is required, and it is specifically provided that such consent or approval is not to be unreasonably withheld, delayed or conditioned, but nevertheless Landlord shall refuse or delay or condition such consent or approval, Tenant shall not be entitled to make any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by any setoff, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed or conditioned its consent or approval; and Tenant’s sole remedy in such circumstances shall be an action or proceeding for specific performance, injunctive relief or declaratory judgment.

13.21.
HOLDING OVER.

If for any reason Tenant holds over or occupies the Premises (or any portion thereof, including as a result of Tenant’s failure to surrender all or any portion thereof as required hereunder) beyond the Term, Tenant shall have no more rights than a tenant by sufferance (or, at Landlord’s sole option, such holding over shall constitute a tenancy from month to month, terminable by either party upon thirty (30) days prior written notice to the other); and, in any case, Tenant shall be liable for the full payment of the monthly installment of rent during such period in an amount equal to two times the rent (including Fixed Rent and all additional rent) payable hereunder during the final year of the Term prior to such holding over, for any month or portion thereof (without reduction for a partial month), that Tenant so holds over or occupies the Premises, with such tenancy otherwise on the same terms and conditions as set forth in the Lease, as far as applicable. In addition, if Tenant holds over beyond any such thirty (30) day written notice, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of such hold over. Nothing in this Section shall be construed to permit such holding over, or to limit Landlord’s other rights and remedies on account thereof.

13.22.
NON-SUBROGATION.

Landlord and Tenant mutually agree that, with respect to any hazard which is covered by property insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss, to the extent of such coverage; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. Such waiver shall be included in the policy, or such other party shall be named as an additional insured in such policy, and the other party shall reimburse the party paying such premium the amount of such extra premium. Each such policy which shall so name a party hereto as an additional insured shall contain the agreement of the insurer that the policy will not be canceled without at least thirty (30) days notice (or ten (10) days notice in the event of a cancellation for a failure to pay insurance premiums) to both insureds and that the act or omission of on insured shall not invalidate the policy as to the other insured.

13.23.
ENVIRONMENTAL HAZARDS.
13.23.1.
Tenant and Tenant’s Agents shall not use, maintain, generate, allow or bring on the Premises or the Property or transport or dispose of, on or from the Premises or the Property (whether into the ground, into any sewer or septic system, into the air, by removal off-site or otherwise) any Hazardous Matter (as hereinafter defined), except that Tenant’s use on the Premises of office cleaning supplies, copying fluids, other office and maintenance supplies and other substances normally and customarily used by tenants of space similar to the Premises shall not be deemed a violation of this Section 13.24.
13.23.2.
Tenant shall promptly deliver to Landlord copies of any notices, orders or other communications received from any governmental agency or official affecting the Premises and concerning alleged violations of the Environmental Requirements (hereinafter defined).
13.23.3.
Tenant shall save Landlord (together with its officers, directors, stockholders, partners, beneficial owners, trustees, managers, members, employees, agents, contractors, attorneys, and mortgagees) harmless and indemnified from and against any and all Environmental Damages (hereinafter defined) which may be asserted by Tenant, any other person or entity, or government

Exhibit 10.8

agency or which the indemnified parties may sustain or be put to on account of: (a) the presence or release of any Hazardous Matter upon, in or from the Premises during the Term and during any period when the Tenant, or Tenant’s Agents are occupying the Premises or any part thereof, unless proven to have been caused by Landlord or Landlord’s employees, agents or contractors; (b) the presence or release of any Hazardous Matter upon, in or from the Property caused by the act, omission or default of Tenant or Tenant’s Agents; (c) the activities or other action or inaction of Tenant or Tenant’s Agents in violation of Environmental Requirements; and

(d) the breach of any of Tenant’s obligations under this Section 13.24. Notwithstanding anything to the contrary herein, Tenant’s indemnification obligation hereunder shall not apply to claims or damages arising from the presence of Hazardous Matter on, in under or about the Premises, Building or Property prior to Tenant’s possession or caused or permitted by third parties including Landlord or Landlord’s Agents or which migrate to the Premises or Property from other property.

13.23.4.
The provisions of this Section shall be in addition to any other obligations and liabilities Tenant may have to Landlord under this Lease or otherwise at law or in equity, and in the case of conflict between this Section 13.23 and any other provision of this Lease, the provision imposing the most stringent requirement on Tenant shall control. The obligations of Tenant under this Section 13.24 shall survive the expiration or termination of this Lease and the transfer of title to the Premises.
13.23.5.
The following terms as used herein shall have the meanings set forth below:

“Hazardous Matter” shall mean any substance: (a) which is or becomes defined as Hazardous Substance, Hazardous Waste, Hazardous Material or Oil under The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., M.G.L. Chapter 21C, M.G.L. Chapter 21D or M.G.L. Chapter 21E, and the regulations promulgated thereunder, as same may be amended from time to time; or (b) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous to health or the environment and which is or becomes regulated and the presence of which requires investigation or remediation pursuant to any applicable law.

“Environmental Requirements” shall mean all applicable law, the provisions of any and all approvals, and the terms and conditions of this Lease insofar as same relate to the release, maintenance, use, keeping in place, transportation, disposal or generation of Hazardous Matter, including without limitation those pertaining to reporting, licensing, permitting, health and safety of persons, investigation, containment, remediation, and disposal.

“Environmental Damages” shall mean all liabilities, injuries, losses, claims, damages (whether special, consequential or otherwise), settlements, attorneys’ and consultants’ fees, fines and penalties, interest and expenses, and costs of environmental site investigations, reports and cleanup, including without limitation costs incurred in connection with: any investigation or assessment of site conditions or of health of persons using the Building or the Lot; risk assessment and monitoring; any cleanup, remedial, removal or restoration work required by any governmental agency or recommended by Landlord’s environmental consultant; any decrease in value of Landlord’s Property; any damage caused by loss or restriction of rentable or usable space in Landlord’s Property; or any damage caused by adverse impact on marketing or financing of Landlord’s Property.

13.24.
SECURITY DEPOSIT.

Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord a security deposit (the “Security Deposit”), which Security Deposit shall be in the Security Deposit Amount (as defined in Section 1.2) and shall consist either of cash or of a clean, irrevocable letter of credit reasonably satisfactory in form and content to Landlord and issued by an FDIC insured bank located in Boston reasonably satisfactory to Landlord in favor of the Landlord. During the Term hereof, and any extensions thereof, and for sixty (60) days after the expiration of the Term, or for so long thereafter as Tenant is in possession of the Premises or has unsatisfied obligations hereunder to Landlord, the Security Deposit shall be security for the full and timely performance of Tenant’s obligations under this Lease; which cash may be used or letter of credit drawn upon by Landlord and applied from time to time against outstanding obligations of Tenant hereunder that Tenant has not satisfied within any applicable notice and cure periods without notice or demand. Tenant shall have no right to require Landlord to so apply the Security Deposit, nor shall Tenant be entitled to credit the same against rents or other sums payable hereunder; no interest shall accrue thereon. If the Security

Exhibit 10.8

Deposit is in the form of a letter of credit, during the entire Term hereof, including any extension thereof, Tenant shall cause said letter of credit to be renewed, in identical form to that delivered herewith, no later than thirty (30) days prior to the date of expiration of same. Without limiting any other remedies of Landlord, in the event that Tenant fails to renew any letter of credit given hereunder at least thirty (30) days prior to the date of expiration thereof, then Landlord shall have the right to draw down the entire amount of said letter of credit and hold such sums as a cash deposit If and to the extent that Landlord makes such use of the Security Deposit, or any part thereof, the sum so applied by Landlord (from cash or from a drawing on the letter of credit) shall be restored to the Security Deposit, in cash, by Tenant upon notice from Landlord, and failure to pay Landlord the amount to be so restored (within the grace period applicable to Fixed Rent hereunder) shall be a default hereunder giving rise to all of Landlord’s rights and remedies applicable to a default in the payment of rent. In the event of a change of circumstance relating to the bank issuing the letter of credit, or Landlord otherwise reasonably believes the financial conditions of the issuing bank has been degraded, Landlord reserves the right to require Tenant to replace the letter of credit from time to time with a substitute similar letter of credit issued by another bank satisfactory to Landlord. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit. Tenant acknowledges that the Security Deposit is not an advance payment of any kind or a measure of Landlord's damages in the event of Tenant's default; Landlord shall not be obliged to keep the Security Deposit as a separate fund or pay interest thereon but may commingle the Security Deposit with its own funds. Tenant hereby waives the provisions of any law which is inconsistent with this Section 13.25.

13.25.
GOVERNING LAW.

The Lease shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts as the same may from time to time exist.

13.26.
SUBSTITUTION OF OTHER PREMISES. INTENTIONALLY OMITTED.
13.27.
SECURITY MEASURES.

Tenant acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises or the Property, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from implementing security measures for the Building or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and to the maximum extent permissible by law, Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s negligent provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Building to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Building.

13.28.
EASEMENTS.

Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of or access to the Premises by Tenant or parking for the Premises. Tenant shall sign any of the aforementioned documents within ten (10) business days after Landlord’s request and Tenant’s failure to do so shall constitute a material default by Tenant. The obstruction of Tenant’s view, air, or light by any structure erected in the vicinity of the Property, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

13.29.
CHANGES TO PROPERTY.

Landlord shall have the right, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Property and to consent to changes in the Office Park (hereinafter referred to collectively as “Changes”) including, but not limited to, the Building interior and exterior, the common areas and elements thereof, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Property, limit or eliminate access to portions of the Property, including

Exhibit 10.8

portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord’s actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Provided that such changes do not materially and adversely interfere with Tenant’s use of or access to the Premises, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord’s actions in connection with such Changes.

13.30.
INCORPORATION OF PRIOR AGREEMENTS.

This Lease and the Exhibits hereto contain all agreements of the parties with respect to the Lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Property or concerning any other matter addressed by this Lease.

13.31.
AMENDMENTS.

This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

13.32.
COVENANTS.

This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any law to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

13.33.
AUCTIONS.

Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Property. The holding of any auction on the Premises or Common Areas in violation of this Section 13.33 shall constitute a default hereunder.

13.34.
MERGER.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

13.35.
AUTHORITY.

If Tenant is a corporation, limited liability corporation, trust, or general or limited partnership, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon request evidence of such authority satisfactory to Landlord.

13.36.
RELATIONSHIP OF PARTIES.

Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

13.37.
RIGHT TO LEASE.

Landlord reserves the absolute right to effect such other tenancies in the Property as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Property.

13.38.
CONFIDENTIALITY.

Exhibit 10.8

Tenant acknowledges and agrees that the terms of this Lease are confidential. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Building and may impair Landlord’s relationship with other tenants of the Building. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion, except as required for financial disclosures or securities filings. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

13.39.
OFAC CERTIFICATION AND INDEMNITY.

Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 10756, the "Patriot Act") prohibit certain property transfers. Tenant hereby represents and warrants to Landlord (which representations and warranties shall be deemed to be continuing and re-made at all times during the Term) that neither Tenant nor, to its actual knowledge, any stockholder, manager, beneficiary, partner, or principal of Tenant is subject to the Executive Order, that none of them is listed on the United States Department of the Treasury Office of Foreign Assets Control (“OFAC”) list of "Specially Designated Nationals and Blocked Persons" as modified from time to time, and that none of them is otherwise subject to the provisions of the Executive Order or the Patriot Act. The most current list of "Specially Designated Nationals and Blocked Persons" can be found at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. Tenant shall from time to time, within ten business days after request by Landlord, deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant’s compliance with these provisions. No assignment or subletting shall be effective unless and until the assignee or subtenant thereunder delivers to Landlord written confirmation of such party’s compliance with the provisions of this subsection, in form and content satisfactory to Landlord. If for any reason the representations and warranties set forth in this subsection, or any certificate or other evidence of compliance delivered to Landlord hereunder, is untrue in any material respect when made or delivered, or thereafter becomes untrue in any material respect, then an event of default hereunder shall be deemed to occur immediately, and there shall be no opportunity to cure. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord harmless from and against, any and all liabilities, losses claims, damages, penalties, fines, and costs (including attorneys’ fees and costs) arising from or related to the breach of any of the foregoing representations, warranties, and duties of Tenant. The provisions of this subsection shall survive the expiration or earlier termination of this Lease for the longest period permitted by law.

13.40.
WAIVER OF JURY TRIAL; ATTORNEYS’ FEES.

LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN

EFFECT. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment. This recovery, if at all, of attorneys’ fees by Landlord shall not impact or modify any other rights or remedies which Landlord has or may have under this Lease, at law or equity.

Witness the execution hereof, under seal, in any number of counterparts, each of which counterparts shall be deemed an original for all purposes, as of the day and year first above written.

TENANT:

ELEDON PHARMACEUTICALS, INC.

Exhibit 10.8

By: /s/ Paul Little Name: Paul Little

Title: CFO, Duly Authorized

LANDLORD:

BLANCHARD GROUP LLC

By: /s/ Robert L. Duffy, Jr. Name: Robert L. Duffy, Jr.

Title: Manager, Duly Authorized

EXHIBIT A

THEPREMISES

* Any furniture, appliances or wiring shown on this Plan, is shown for illustrative purposes only and not included as part of the Tenant’s Improvements.

Exhibit 10.8

EXHIBIT A-1

THE TENANT IMPROVEMENTS

Landlord shall, at its sole cost and expense, conduct the following Tenant Improvements using available building standard quantities and materials:

- New paint and carpet throughout Premises using colors previously selected by Tenant; remove wall between kitchenette and storage to make kitchenette area larger, including matching floor.

Not included in the Tenant Improvements are any and all costs or work associated with:

(i)
telephone/data/voice/network throughout the Premises; and
(ii)
cubicles and/or open areas, including but not limited to costs or work associated with their purchase, installation or setup, and any telephone/data/voice/network and/or A/C power wiring, coring, through floor access modules, or other wiring therefore; and
(iii)
Interior blinds; the installation of any interior blinds and/or window treatments which may be visible from the common area or outside the Premises is subject to the Landlord’s written consent; and
(iv)
Coring the conference room floor(s) and/or the server room(s), if any; and
(v)
Furniture and appliances.

Except for the items noted above or otherwise set forth in the Lease, the Premises shall be delivered in “AS IS” condition and Tenant acknowledges that by taking possession of the Premises, the Premises “AS IS” are suitable for its intended use. Tenant shall be responsible for any delays, costs and expenses caused by Tenant’s failure to make decisions affecting the Tenant Improvements in a timely manner. Tenant shall be solely responsible for all costs, expenses and delays resulting from requests by Tenant for work, quantities or materials in excess of the Tenant Improvements noted above.

Exhibit 10.8

EXHIBIT B

CURRENT RULES AND REGULATIONS

1.
Tenant will endeavor to review the non-binding tenant manual provided prior to move-in at Building and will provide referenced forms including emergency contacts, designated tenant representative, and card access requests and will notify Landlord when changes in information occur.
2.
The entrances, vestibules, passages, corridors, halls, elevators and stairways shall not be encumbered nor obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors, or be used by them for any purpose other than ingress or egress to and from the Premises. Landlord reserves the right to reasonably restrict and regulate the use of aforementioned public areas of the Building by Tenant, Tenant’s agents, employees, servants, licensees and visitors and by persons making deliveries to Tenant.
3.
Movement in or out of the Building of furniture or office equipment which requires the use of elevators or stairways or the movement through the main Building entrance shall be restricted to the after business hours designated by Landlord. All such movement shall be under the supervision of Landlord and performed in the manner agreed upon between Tenant and Landlord by pre- arrangement before performance. Such pre-arrangement initiated by Tenant will include the determination by Landlord and subject to Landlord’s reasonable discretion, relating to the time, method, and routing of the items’ movement, as well as reasonable limitations imposed by safety, appearance or other reasonable concerns which may include the prohibition of equipment or any other item from being brought into the Building, as well as the method of the items’ movement through the Building. Tenant shall assume with its contractors, all risk as to damage caused by any such movement or property being moved or injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of Tenant or its contractor’s negligent or willful acts in connection with such Tenant arranged moving from the time of entering the property to the completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such moving performed by Tenant arrangement, except relating to Landlord’s or its agent’s or contractor’s negligence or misconduct.
4.
All deliveries, inclusive of packages, office supplies, etc., must be made via the freight elevator during Normal Building Operating Hours. Landlord’s written approval must be obtained for any delivery made after business hours and Tenant will be responsible for the expense of the security attendant who monitors access to the Building during the period of such delivery.
5.
Tenant shall not permit the parking or standing of delivery vehicles to interfere with the use of any driveway, walk, parking area or other common areas.
6.
No hand trucks or delivery dollies, except those equipped with rubber tires and padded side guards, shall be used in any space, or in public halls of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise.
7.
All deliveries to the Tenant must be accepted by Tenant. The Landlord and its agents or employees will not accept, sign for, or hold Tenant mail, packages, or deliveries.
8.
Tenant shall not make, or permit to be made, any unseemly or disturbing noises, odors, or vibrations to emanate from premises or otherwise unreasonably disturb or interfere with the occupancy of the Building whether by the

Exhibit 10.8

use of any equipment, musical instrument, radio, television, talking machine, unmusical noise, whistling, singing, or in any other way.
9.
No additional locks, or security devices will be installed without prior notification and approval by Landlord. New locks or rekeying must be coordinated with Landlord and keyed on building master system. Additional keys may be requested in advance and at an additional charge to Tenant. Upon termination of Lease, Tenant will return 2 keys to each lock, and further will disclose any previously approved and installed security devices including combination locks, punch codes to doors and vaults.
10.
After the initial move-in, for which the distribution of access cards will be provided at no cost to Tenant, Tenant agrees to pay an amount fixed by Landlord from time to time, for each additional access card issued by Landlord to Tenant. Such expense is presently $20.00 per card.
11.
Landlord specifically reserves the right to exclude from the Building during non-business hours, such as before 8:00 a.m. and after 6:00 p.m. on weekdays, on Saturdays and Sundays, and Building recognized Holidays, all persons not permitted entry by utilizing card access, telephone access system, or previous arrangement with the management office.
12.
Tenant shall be responsible for persons it authorizes to have access to the Building during non- business hours and shall be liable for and shall coordinate which persons should have access cards issued. Tenant shall keep access card records current and properly identified by employee name.
13.
Landlord is under no obligation to permit entrance to Tenant’s premises or offices by use of pass keys controlled by Landlord to any person at any time except Landlord’s employees, contractors, or service personnel directly supervised by Landlord. It is recommended that Tenant inform Tenant employees of these lockout procedures.
14.
All service requests of Tenant required of Landlord shall be administered through Building management office. Tenants will not contract independently with employees and agents of Landlord without the coordination of the management office, nor shall Tenant request employees or agents of Landlord to receive or carry messages for or to any Tenant or other person.
15.
None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed, nor shall any rubbish, litter, trash, or material of any nature be placed, emptied, or thrown into these areas, nor shall such areas be used at any time except for ingress and egress by Tenant, Tenant’s agents, employees, or invitees.
16.
No boxes, crates, pallets, or other such materials shall be stored in building hallways or other common areas. When Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or Normal Building Operating Hours, so as to avoid having such debris visible or being moved in the Common Areas during normal business hours. If such items are desired to be removed as part of evening janitorial service, the expense of such will be borne by Tenant.
17.
Each Tenant shall cooperate with Landlord’s employees in keeping leased premises neat and clean.
18.
The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown or placed therein. Damages or maintenance expense resulting from any misuse of fixtures or disposal of the above by Tenant, its servants, employees, agents, visitors, or licensees, shall be borne by Tenant.
19.
Unless otherwise provided for in this Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building, except for Tenant’s interior design components and furnishings in the Premises or the approved signage. Other than for initial move-in, no boring, cutting, or stringing for wires shall be permitted without the prior written consent of Landlord and as Landlord may direct.
20.
Unless otherwise provided in this Lease, neither Tenant, nor its servants, employees, agents, visitors, or licensees, shall at any time bring or keep upon the Premises any flammable, combustible, or explosive fluid, chemical or substance (including Christmas trees and ornaments) except such items as may be incidentally used, provided Tenant notifies Landlord of the location thereof and makes adequate provision for safe storage. No space heaters or fans shall be operated or located in the Premises, other than UL approved or Landlord installed appliances.
21.
No bicycles, vehicles, or animals, except for the disabled, shall be brought into or kept in or about the Premises or Building.

Exhibit 10.8

22.
Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical panels, HVAC equipment or other mechanical equipment so as to prevent personnel from servicing such units or equipment as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be borne by Tenant.
23.
No space in the Premises or Building shall be used for manufacturing, for lodging, sleeping, storage of money in excess of $300, storage of drugs or medicine not typically found of quality or quantity in First Aid supply kits or for legal purposes.
24.
Tenant shall not place, install or operate on the demised premises or in any part of Building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein except Tenants microwave, refrigerator, office and communication equipment.
25.
Tenant must obtain prior written approval, which shall be at Landlord’s sole discretion, for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever which would be visible from exterior of building other than Landlord supplied. Landlord will approve all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant’s expense.
26.
Tenant will coordinate with Landlord all Tenant arranged contractors, and installation technicians, rendering any construction or installation service to Tenant before performance of any such service. This provision shall apply to all work performed in the Building by Tenant arranged contractors including the installation of telephones, telegraph equipment, electrical devices and attachments, and the installation of any nature affecting the floors, walls, woodwork, trim, windows, ceiling, equipment (other than Tenant’s office equipment), or any other physical portion of the Building.
27.
Landlord may utilize Tenant’s electricity while making repairs or providing services in said Premises regardless of whether occurring during business or non-business hours after lease commencement date.
28.
Smoking is prohibited in common entrances, vestibules, passages, corridors, halls, elevators, stairways, and toilet rooms of the Building. Tenant is responsible for informing all of its vendors, service providers, agents, employees, licensees, and visitors of this policy. Landlord reserves the right to request that any person(s) engaged in the act of smoking (in the common areas recited above), at his or her choice, either cease smoking or leave the common areas of the Building immediately.
29.
Canvassing, soliciting, and peddling in the Building and Parking Lot is prohibited. Landlord and Tenant shall cooperate to prevent same.
30.
Tenant shall restrict parking by Tenant, its employees, service providers, agents, and visitors to parking areas designated by Landlord and shall comply with reasonable parking rules and regulations as may be modified, posted, and distributed by Landlord from time to time. The parking spaces shall not be used for overnight parking or dead storage of vehicles or other merchandise or material. All vehicles parked or traveling through the Office Park shall maintain a current registration and be properly insured. All parking shall be within the striped spaces in the parking lot. Landlord reserves the right to promulgate a system of parking stickers or passes as necessary to control parking by tenants and their visitors, and tenants shall reasonably cooperate in the implementation of such system.
31.
Tenant will evacuate the Premises and Building in the event of emergency or catastrophe notification; whether practice drill, false alarm, or actual occurrence.
32.
Tenant will notify Landlord of any incidents, accidents, injuries, or hazards which Tenant is aware of, which occur, or are present in Premises or Building.
33.
Tenant will be requested to participate in recycling and other expense reduction programs offered by Building.
34.
In the event the Premises is separately metered for any utility, Tenant shall provide the applicable utility provider with all information necessary for the Tenant to assume control of the appropriate account or meter on or before the earlier of the following, regardless of whether or not any base rent is due: (i) the Lease Commencement Date; (ii) the date of any early access to the Premises, regardless of whether said access is for Tenant to (a) conduct its business, (b) conduct or participate in any improvements to the Leased Premises, (c) install or store any fixtures, furniture, or equipment, or (d) prepare the Premises for the Tenant’s occupancy or move-in. Tenant shall maintain electrical service to the Premises throughout the Term of the Lease, regardless of whether Tenant is actually occupying the space or not.

Exhibit 10.8

35.
Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in Landlord’s judgment shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its Tenants, their agents, employees, and invitees, which rules when made and notice thereof given to a Tenant shall be binding upon Tenant in the manner as if originally prescribed; provided, however, that in the event of a material and adverse conflict between the rules and regulations of the building and the Lease, the terms and conditions of the Lease shall control.

Landlord desires to maintain high standards of environmental comfort and convenience for the Tenants of Building. It will be appreciated if any undesirable conditions, lack of courtesy or attention are reported directly to the management.

EXHIBIT C

APPROVED SPACE PLANS

* Any furniture, appliances or wiring shown on this Plan, is shown for illustrative purposes only and not included as part of the Tenant’s Improvements.

Exhibit 10.8

EXHIBIT D

Intentionally omitted.

Exhibit 10.8

EXHIBIT E

SAMPLE SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

AGREEMENT (this “Agreement”), is made this day of 20 between

, a corporation or limited liability corporation (“Tenant”), and NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, its successors and assigns (“Lender”) and Blanchard Group LLC, a Massachusetts limited liability company (“Landlord”), whose address is One Nationwide Plaza, 1-05-701, Columbus, Ohio, 43215, Attention: Real Estate Investments (Loan Servicing).

BACKGROUND

1.
Lender is the owner and holder of: (i) that certain deed of trust, or mortgage or other similar security instrument (the “Mortgage”) dated August 1, 2018, in the original amount of

$30,000,000, on the real estate more particularly described in the Mortgage (the “Property”); and

(ii) an assignment of leases and rents (the “Assignment”). The Mortgage, the Assignment and any other instruments evidencing the loan to Landlord are collectively referred to as the “Security Documents”.

2.
Tenant is negotiating or has executed a lease (the “Lease”) with Landlord to lease 76, 78, or 80 Blanchard Road (the “Premises”), located in Burlington, Massachusetts, and constituting a portion of the Property.

3.
Tenant, Landlord and Lender desire to confirm their understanding with respect to the Security Documents and the Lease.

NOW THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree and covenant as follows:

1.
Subordination. The Lease and all rights, options, liens and charges of Tenant thereunder are hereby subordinated and made subject to the Security Documents, and any modification, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Security Documents, and each such modification, renewal, substitution, extension or replacement were executed and recorded, and the advance made, prior to the execution of the Lease; provided, however, in the event Lender at any time elects to have this Lease constitute a prior and superior lien to its Mortgage, then, and in such event, upon Lender or Landlord notifying Tenant to that effect in writing, the Lease will be

Exhibit 10.8

deemed prior and superior in lien to the Mortgage, whether the Lease is dated prior to or subsequent to the date of the Mortgage.
2.
Non-Disturbance. Lender hereby acknowledges and agrees that no foreclosure (whether judicial or non-judicial), deed in lieu of foreclosure, or other sale of the Property in connection with the enforcement of the Security Documents or otherwise in satisfaction of the underlying loan shall terminate the Lease or Tenant’s rights thereunder to possess and use the Premises, subject to the following: (i) Tenant is in possession of the Premises, and (ii) Tenant is not in default in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease beyond any applicable notice and cure periods.

3.
Attornment. If Lender succeeds to the interest of Landlord, as landlord under the Lease, or if the Property or the Premises are sold pursuant to Lender’s rights under the Security Documents to a purchaser (“Purchaser”), Tenant shall attorn to Lender or to Purchaser and shall recognize Lender, or such Purchaser, thereafter as landlord under the Lease and agrees to be bound under all the terms, covenants and conditions of the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments.

4.
Lender’s Rights and Obligations. If Lender exercises any of its rights under the Security Documents, or if Lender shall succeed to the interest of Landlord under the Lease, or if any Purchaser acquires the Security Documents, the Property, or the Premises, then Lender or Purchaser shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any applicable notice and cure period) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be paid, performed or observed that Landlord had or would have had if Lender or Purchaser had not succeeded to the interest of the present Landlord. Lender or Purchaser shall be bound to Tenant under all terms, covenants and conditions under the Lease and for any landlord defaults which arise after Lender or Purchaser succeeds to Landlord’s interest under the Lease. Tenant acknowledges the Assignment and after written notice (the “Rent Notice”) is given to Tenant by Lender, Tenant shall thereafter pay to Lender all rent and other amounts due or to become due (the “Rent”) to Landlord under the Lease and Tenant shall not be liable to Lender for Rent paid to Landlord prior to receipt of the Rent Notice provided no Rent has been paid more than thirty (30) days in advance. Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on the Rent Notice, without any inquiry into the factual basis or any prior notice to or consent from Landlord and hereby releases Tenant from all liability, excepting Tenant fraud, to Landlord in connection with Tenant’s compliance with the Rent Notice.

5.
Notice and Right to Cure. Tenant agrees, until the Mortgage is released by Lender, to provide Lender (at the address noted above) with a copy of each notice of default given to Landlord under the Lease at the same time such notice of default is given to Landlord. In the event of any default by Landlord under the Lease, Tenant shall not seek to terminate the Lease or to exercise any rights to setoff or abate Rent or any other remedies, until Lender has received such notice and has been given the opportunity, but without undertaking Landlord’s other obligations under the Lease, to cure the default within sixty (60) days from receipt of notice. In the event Lender, has begun action to cure the default, but not completed the same during the sixty (60) day period, Tenant agrees that Lender shall have a reasonable period of time thereafter to do so. If the default is such that it cannot practically be cured by Lender without taking possession of the Premises, Tenant agrees that any right it may have to terminate the Lease or to setoff or abate any Rent, shall be suspended for a reasonable period of time so long as Lender is diligently proceeding to acquire possession of the Premises, by foreclosure or is otherwise undertaking to cure the default of Landlord. Notwithstanding the foregoing, Lender shall have no obligation to cure any default under the Lease.

Exhibit 10.8

6.
Parties Bound. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Lender and Landlord and their respective successors and/or assigns. Any party may record this Agreement at any time.

7.
Captions. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

8.
Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

9.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state where the Property is located.

[Lender and Landlord’s Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TENANT:

,

a corporation or limited liability company

By: Name: Title:

STATE OF )

) SS: COUNTY OF )

On this day of , 20 , before me, the undersigned officer, personally appeared

, who acknowledged himself/herself to be the

of , a(n) corporation or limited liability company, and that he/she, as such being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing such instrument in such capacity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

Exhibit 10.8

[Lender and Landlord’s Signature Pages Follow]

LENDER:

NATIONWIDE LIFE INSURANCE

COMPANY, an Ohio corporation

By: Name: Title:

STATE OF )

) SS: COUNTY OF )

On this day of , 20 , before me, the undersigned officer, personally appeared

, who acknowledged himself/herself to be the

of NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation, and that he/she, as such being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing such instrument in such capacity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

[Landlord’s Signature Pages Follow]

Exhibit 10.8

LANDLORD:

BLANCHARD GROUP LLC,

a Massachusetts limited liability company

By: Name: Title:

STATE OF )

) SS: COUNTY OF )

On this day of , 20 , before me, the undersigned officer, personally appeared

, who acknowledged himself to be the of

, a Massachusetts limited liability corporation, and that he, as such being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing such instrument in such capacity.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires: